EXHIBIT 10.(a)
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                                                                  EXECUTION COPY
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                           SECOND AMENDED AND RESTATED

                                CREDIT AGREEMENT

                            dated as of May 26, 1999

                                  by and among

                             SUBURBAN PROPANE, L.P.,
                                  as Borrower,

                         the Lenders referred to herein,

                           FIRST UNION NATIONAL BANK,
                            as Administrative Agent,

                                       and

                              THE BANK OF NEW YORK,
                             as Documentation Agent

         SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 26th day of May, 1999, by and among SUBURBAN PROPANE, L.P., a limited partnership organized under the laws of Delaware (the "Borrower"), the Lenders who are or may become a party to this Agreement, FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders and THE BANK OF NEW YORK, as Documentation Agent.

                              STATEMENT OF PURPOSE
                              --------------------

         Pursuant to a Credit Agreement, dated as of February 28, 1996 (as amended by the First Amendment, dated as of as of September 23, 1996, the "ORIGINAL CREDIT AGREEMENT"), among the Borrower, the lenders party thereto (the "ORIGINAL LENDERS") and The Chase Manhattan Bank, formerly known as Chemical Bank, as Administrative Agent for the Original Lenders, the Original Lenders have extended certain credit facilities to the Borrower. The Original Credit Agreement was amended and restated pursuant to an Amended and Restated Credit Agreement, dated as of September 30, 1997, by and among the Borrower, the Lenders party thereto, First Union National Bank as Administrative Agent and The Bank of New York as Documentation Agent (as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of February 25, 1998, the "EXISTING CREDIT AGREEMENT"). The Borrower has requested, and the Lenders have agreed, to amend and restate the Existing Credit Agreement on the terms and conditions of this Agreement to provide for, among other things, (1) the addition of a letter of credit facility, (2) the addition of a liquidity facility and (3) the consent of the Lenders to the recapitalization of the Borrower and the Parent (as defined herein) and the sale of their general partnership interests of the Borrower and the Parent.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. The following terms when used in this Agreement shall have the meanings assigned to them below:

         "ACQUISITION COMMITMENT" means, (a) as to any Lender, the obligation of such Lender to make Acquisition Loans to the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount so designated opposite such Lender's name on SCHEDULE 1 hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof, and (b) as to all Lenders, the aggregate commitment of all Lenders to make Acquisition Loans, as such amount may be reduced at any time from time to time pursuant to the terms hereof. The Acquisition Commitment of all Lenders on the Closing Date shall be Twenty-Five Million Dollars ($25,000,000).

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         "ACQUISITION COMMITMENT PERCENTAGE" means, as to any Lender at anytime, the ratio of (a) the amount of the Acquisition Commitment of such Lender to (b) the Acquisition Commitment of all of the Lenders.

         "ACQUISITION FACILITY" means the acquisition loan facility established pursuant to Article II hereof.

         "ACQUISITION LOAN" means any of the acquisition loans made by the Lenders to the Borrower pursuant to Section 2.4 and all such loans collectively as the context requires.

         "ACQUISITION NOTES" means the separate Acquisition Notes made by the Borrower payable to the order of each Lender, substantially in the form of EXHIBIT A-2 hereto, evidencing the Acquisition Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "ACQUISITION NOTE" means any of such Acquisition Notes.

         "ADJUSTED CONSOLIDATED NET WORTH" means, with respect to the Borrower and its Subsidiaries on a Consolidated basis at any time, the sum at such time of (a) Consolidated Net Worth of the Borrower and its Subsidiaries at such time and (b) the aggregate amount of goodwill amortization recorded from and after the Effective Date, determined on a Consolidated basis in accordance with GAAP.

         "ADJUSTED OPERATING SURPLUS" has the meaning assigned thereto in the Parent Partnership Agreement, as in effect on the date hereof.

         "ADMINISTRATIVE   AGENT"   means  First   Union  in  its   capacity  as
Administrative Agent hereunder,  and any successor thereto appointed pursuant to
SECTION 13.9.

         "ADMINISTRATIVE AGENT'S OFFICE" means the office of the Administrative Agent specified in or determined in accordance with the provisions of SECTION 14.1.

         "AFFILIATE" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "AGGREGATE COMMITMENT" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be One Hundred Million Dollars ($100,000,000).

         "AGREEMENT" means this Second Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

         "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, laws, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

         "APPLICABLE MARGIN" shall have the meaning assigned thereto in SECTION 4.7(C).

         "APPLICATION" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

         "ARBITRATION RULES" shall have the meaning assigned thereto in SECTION 14.6(A).

         "ASSIGNMENT AND ACCEPTANCE"  shall have the meaning assigned thereto in
SECTION 14.10.

         "AVAILABLE CASH"  means,  with  respect  to  any fiscal  quarter of the
Borrower:

                  (a) the sum of (i) all cash and cash equivalents of the Borrower and its Subsidiaries on hand at the end of such quarter and (ii) all additional cash and cash equivalents of the Borrower and its Subsidiaries on hand on the date of determination of Available Cash with respect to such quarter resulting from borrowings hereunder, less

                  (b) the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the Board of Supervisors of the Borrower to (i) provide for the proper conduct of the business of the Borrower and its Subsidiaries (including reserves for future capital expenditures) subsequent to such quarter, (ii) comply with Applicable Law or any loan agreement (including, but not limited to, this Agreement), security agreement, mortgage, debt instrument or other agreement or obligation to which the Borrower or any Subsidiary is a party or by which it is bound or its assets are subject and which is permitted by the terms hereof or (iii) provide funds for distributions to partners of the Parent and the General Partner in respect of any one or more of the next four fiscal quarters; PROVIDED that the Board of Supervisors shall not establish cash reserves pursuant to clause (iii) if the effect of such reserves would be that the Parent is unable to distribute the Minimum Quarterly Distribution on the Common Units with respect to such quarter; and PROVIDED, FURTHER, that disbursements made or cash reserves established, increased or reduced after the end of such quarter but on or before the date of determination of Available Cash with respect to such quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such quarter if the Board of Supervisors of the Borrower so determines.

         In addition, without limitation or duplication of the foregoing, Available Cash for any fiscal quarter shall reflect reserves equal to (A) 50% of the interest projected to be paid on the Senior Notes, the Refinancing Notes and any Loans outstanding or projected to be outstanding hereunder in the next succeeding fiscal quarter and (B) beginning with a date three fiscal quarters before a scheduled principal payment date on the Senior Notes, the Refinancing Notes or the Loans, 25% of the aggregate principal amount thereof due on any such payment date in the third succeeding fiscal quarter, 50% of the aggregate principal amount due on any such quarterly payment date in the second succeeding fiscal quarter and 75% of the aggregate principal amount due on any quarterly payment date in the next succeeding fiscal quarter and (C) the aggregate amount deemed not to constitute Designated Net Proceeds pursuant to the further proviso contained in the definition of "Designated Net Proceeds". The foregoing reserves for amounts to be paid at any time shall be reduced by the amount of the Blocked Portion then in effect.

         "BASE RATE" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "BASE RATE LOAN" means any Loan bearing interest at a rate based upon the Base Rate as provided in SECTION 4.7(A).

         "BENEFITED LENDER" shall have the meaning assigned thereto in SECTION 4.12.

         "BLOCKED PORTION" shall have the meaning assigned thereto in SECTION 2.1(B).

         "BOARD OF SUPERVISORS" means, with respect to the Parent or the Borrower, as the case may be, such Board of Supervisors as defined in the Agreement of Limited Partnership of the Parent or the Agreement of Limited Partnership of the Borrower, as applicable.

         "BORROWER" means Suburban Propane, L.P. in its capacity as borrower hereunder.

         "BUSINESS" means the propane business, assets and liabilities of the Borrower and its Subsidiaries.

         "BUSINESS DAY" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "CAPITAL ASSET" means, with respect to the Borrower and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries.

         "CAPITAL LEASE" means, with respect to the Borrower and its Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

         "CHANGE IN OWNERSHIP" means the occurrence, at any time prior to the Termination Date, of any of the following events: (a) any Person or group of Persons, other than those Persons owning Capital Stock of the General Partner on the Closing Date, shall acquire, directly or indirectly, (i) more than 50% of the outstanding Capital Stock of the General Partner entitled to vote in the election or removal of the members of the Board of Supervisors or (ii) outstanding Capital Stock of the General Partner entitled to more than 50% of the assets of the General Partner upon the dissolution or liquidation thereof,
(b) the General Partner shall fail to own directly or indirectly, beneficially and of record, 100% of the general partner interests in each of the Parent and the Borrower, (c) a majority of the seats (excluding vacant seats) on the Board of Supervisors of the Parent or the Borrower should at any time after the Closing Date be occupied by Persons who were not nominated by the General Partner, by a majority of the Board of Supervisors of the Parent or the Borrower or by Persons so nominated or (d) a change in control with respect to the General Partner, the Parent, or the Borrower (or similar event, however denominated) should occur under and as defined in any indenture or agreement in respect of Indebtedness in an aggregate outstanding principal amount in excess of $10,000,000 to which the General Partner, the Parent, the Borrower or any Subsidiary is party.

         "CLEANDOWN PERIOD" means a period of thirty (30) consecutive days selected by the Borrower during each Fiscal Year.

         "CLOSING DATE" means the date of this Agreement or such later Business Day upon which each condition described in Article V shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

         "CODE" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

         "COMMITMENT" means, as to any Lender, on a collective basis, such Lender's Acquisition Commitment and Revolving Credit Commitment, as set forth opposite such Lender's name on SCHEDULE 1 hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

         "COMMITMENT PERCENTAGE" means, as to any Lender at any time, the ratio of (a) for Revolving Credit Loans, (i) the amount of the Revolving Credit Commitment of such Lender to (ii) the Revolving Credit Commitment of all of the Lenders and (b) for Acquisition Loans, (i) the amount of the Acquisition Loan Commitment of such Lender to (ii) the Acquisition Commitment of all of the Lenders.

         "COMMODITY HEDGING AGREEMENT" means any agreement with respect to a commodity swap or other agreement regarding the hedging of commodity purchase and sale exposure executed in connection with hedging the commodity purchase and sale exposure of the Borrower, and any confirming letter executed pursuant to such commodity hedging agreement, all as amended, restated or otherwise modified.

         "COMMON UNITS" means Common Units of the Parent representing limited partner interests in the Parent.

         "COMPENSATION DEFERRAL PLAN" means the Compensation Deferral Plan of the Parent and the Borrower as in effect on the date hereof and as amended, restated or supplemented from time to time in accordance with the provisions of this Agreement.

         "CONSOLIDATED" means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "CONSOLIDATED NET WORTH" means, with respect to any Person and its Subsidiaries on a Consolidated basis at any time, the lesser at such time of (a) partners' capital or stockholders' equity, as applicable, of such Person and its Subsidiaries at such time, determined on a Consolidated basis in accordance with GAAP, and (b) "Consolidated Net Worth" as defined in the Senior Note Agreement.

         "CONTINGENT OBLIGATION" means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

         "COVERED PERSONS" shall have the meaning assigned thereto in the definition of Restricted Payment.

         "CREDIT FACILITIES" means the collective reference to the Revolving Credit Facility, the Acquisition Facility and the L/C Facility.

         "DEFAULT" means any of the events specified in SECTION 12.1, which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "DESIGNATED NET PROCEEDS" means 100% of all proceeds in cash or cash equivalents (including cash proceeds subsequently received in respect of noncash consideration initially received), net of selling expenses (including reasonable broker's fees or commissions, transfer and similar taxes, the Borrower's good faith estimate of income taxes incurred in connection with the receipt of such proceeds and appropriate reserves to be provided by the Borrower or any Subsidiary as a reserve required in accordance with GAAP against any liabilities associated with such sale, transfer or other disposition and retained by the Borrower or such Subsidiary after such sale, transfer or disposition), from any sale, transfer or other disposition (other than the sale of inventory in the ordinary course) of any asset or assets of the Borrower or any Subsidiary

(including the sale or issuance of any Capital Stock of any Subsidiary) to any Person in any transaction, transactions or related series of transactions; PROVIDED, that the first $15,000,000 of such net proceeds received in any Fiscal Year (the "EXEMPT PROCEEDS") shall not constitute Designated Net Proceeds; PROVIDED FURTHER, that if the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent promptly following receipt of any such proceeds in any Fiscal Year in excess of the Exempt Proceeds for such Fiscal Year certifying that the Borrower intends to use any portion of such excess proceeds to acquire productive assets in the same line of business as the assets sold within twelve (12) months of receipt thereof, such portion shall not constitute Designated Net Proceeds except to the extent not so used within such twelve (12) month period.

         "DESIGNATED NET INSURANCE/CONDEMNATION PROCEEDS" means 100% of all insurance or condemnation proceeds received in cash or cash equivalents, net of reasonable costs of proceedings in connection therewith and any settlement in respect thereof, from any damage, destruction, condemnation or other taking involving insurance or condemnation proceeds in excess of $100,000 with respect to any single occurrence; PROVIDED, that the first $2,500,000 of such net proceeds received in any Fiscal Year (the "EXEMPT INSURANCE/CONDEMNATION PROCEEDS") shall not constitute Designated Net Insurance/Condemnation Proceeds; PROVIDED FURTHER, that if the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent promptly following receipt of any such proceeds in any Fiscal Year in excess of the Exempt
Insurance/Condemnation Proceeds for such Fiscal Year certifying that the Borrower intends to use any portion of such excess proceeds to restore, modify or replace the properties or assets in respect of which such insurance or condemnation proceeds were received within twelve (12) months of such receipt, such portion shall not constitute Designated Net Insurance/Condemnation Proceeds except to the extent not so used within such twelve (12) month period.

         "DISPUTES" shall have the meaning set forth in SECTION 14.6(A).

         "DISTRIBUTION SHORTFALL" means, at any time, the amount by which (a) the Minimum Quarterly Distribution for the most recently ended period of four fiscal quarters exceeds (b) Adjusted Operating Surplus for such period.

         "DOCUMENTATION AGENT" means The Bank of New York.

         "DOLLARS" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "EBITDA" means, with respect to the Borrower and its Subsidiaries on a Consolidated basis for any period, the Consolidated net income of the Borrower and its Subsidiaries for such period, computed in accordance with GAAP, plus, to the extent deducted in computing such Consolidated net income and without duplication, the sum of (a) income tax expense, (b) Interest Expense, (c) depreciation and amortization expense, (d) extraordinary losses during such period, (e) a one-time expense relating to the fees and expenses (including non-cash compensation expenses) incurred in connection with the Recapitalization in an aggregate amount not to exceed $20,000,000, of which not more than $7,500,000 shall be cash expenses and (f) other cash restructuring charges, in an aggregate amount not to exceed $5,000,000 during the term of the Credit Facilities (including the term of the Existing Credit Agreement) minus, to the extent added in computing such Consolidated net income and without duplication, extraordinary gains during such period.

         "EFFECTIVE DATE" shall have the meaning set forth in the Original Credit Agreement.

         "ELIGIBLE ASSIGNEE" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized or licensed under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender) or an Affiliate or Subsidiary thereof, (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (f) any other Person that has been approved in writing as an Eligible Assignee by the Administrative Agent and, if no Default or Event of Default exists and is continuing, the Borrower.

         "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

         "ENVIRONMENTAL  AND SAFETY LAWS" means any and all  federal,  state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health (including, but not limited to employee health and safety) or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

         "ERISA AFFILIATE" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "ERISA Event" means (i) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Pension Plan; (ii) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (iii) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iv) the filing pursuant to
Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Pension Plan or Multiemployer Plan; (vi) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan; (vii) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; (viii) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) and with respect to which the Borrower or any such subsidiary would be liable for the payment of an excise tax and (ix) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

         "EURODOLLAR RESERVE PERCENTAGE" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "EVENT OF DEFAULT" means any of the events specified in SECTION 12.1; PROVIDED that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "EXEMPT   INSURANCE/CONDEMNATION   PROCEEDS"  shall  have  the  meaning
assigned such term in the definition of Designated Net Insurance/Condemnation Proceeds.

         "EXEMPT PROCEEDS" shall have the meaning assigned such term in the definition of Designated Net Proceeds.

         "EXISTING CREDIT AGREEMENT" shall have the meaning set forth in the preamble of this Agreement.

         "EXTENSIONS OF CREDIT" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) the aggregate principal amount of all Liquidity Loans made by such Lender then outstanding, (c) the aggregate principal amount of all Acquisition Loans made by such Lender then outstanding,
(d) such Lender's Commitment Percentage of the L/C Obligations then outstanding and (e) such Lender's Commitment Percentage of the Swingline Loans then outstanding.

         "FDIC"   means  the  Federal  Deposit  Insurance  Corporation,  or  any
successor thereto.

         "FEDERAL FUNDS RATE" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" means a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

         "FINANCIAL OFFICER" of any Person shall mean the chief financial officer, the treasurer or the principal accounting officer of such Person.

         "FIRST UNION" means First Union National Bank, a national banking association, and its successors.

         "FISCAL YEAR" means the 52-week fiscal year of the Borrower and its Subsidiaries ending on the last Saturday in September.

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrower and its Subsidiaries.

         "GENERAL PARTNER" means Suburban Energy Services Group LLC, a Delaware limited liability company.

         "GENERAL PARTNER UNIT" means a unit representing a fractional part of the General Partner's general partner interest in the Parent (which shall exclude any limited partner or other interest that the General Partner may have from time to time in the Parent).

         "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "GOVERNMENTAL AUTHORITY" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "GUARANTEE" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") (excluding endorsements of checks for collection or deposit in the ordinary course of business) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary Obligor so as to enable the primary obligor to pay such Indebtedness.

         "GUARANTEE AGREEMENT" shall mean the Second Amended and Restated Guarantee Agreement, substantially in the form of EXHIBIT H, to be entered into by each Subsidiary of the Borrower (other than any foreign Subsidiary and Suburban Sales and Service, Inc.) for the benefit of the Lenders and the Administrative Agent.

         "GUARANTOR" means each Subsidiary that is party to the Guarantee Agreement on the Closing Date together with any Subsidiary who becomes a party to the Guarantee Agreement after the Closing Date in accordance with the terms of SECTION 8.7.

         "HEDGING AGREEMENT" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower under this Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

         "INDEBTEDNESS"  means, with respect to any Person,  without duplication
(a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (including repurchase obligations), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments or letters of credit in support of bonds, notes, debentures or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreement relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations under Capital Leases of such Person, (g) all obligations of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (h) all Guarantees of such Person, (i) all obligations of such Person with respect to interest rate protection agreements (including without limitation Hedging Agreements), foreign currency exchange agreements, Commodity Hedging Agreements or other hedging arrangements (valued at the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable Hedging Agreement, if any), (j) all obligations of such Person as an account party in respect of letters of credit (i) securing Indebtedness (other than a letter of credit that would not constitute Indebtedness under clause (ii)) or (ii) obtained for any purpose not in the ordinary course of business or not consistent with past practices and (k) all obligations of such Person in respect of bankers' acceptances; PROVIDED that accounts payable to suppliers incurred in the ordinary course of business and paid in the ordinary course of business consistent with past practices shall not constitute Indebtedness.

         "INTEREST EXPENSE" means, with respect to any period, the sum of, without duplication, gross interest expense and capitalized interest of the Borrower and its Subsidiaries for such period minus interest income of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "INTEREST PERIOD" shall have the meaning assigned thereto in SECTION 4.7(B).

         "INVESTMENT" means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including without limitation any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest (it being understood that a direct or indirect purchase or other acquisition by such Person of assets of any other Person (other than stock or other securities) shall not constitute an "Investment" for purposes of this Agreement).

         "ISP 98" means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

         "ISSUING LENDER" means First Union, in its capacity as issuer of any Letter of Credit, or any successor thereto.

         "L/C COMMITMENT" means the lesser of (a) Fifteen Million Dollars ($15,000,000) and (b) the Revolving Credit Commitment.

         "L/C FACILITY" means the letter of credit facility established pursuant to Article III.

         "L/C OBLIGATIONS" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to SECTION 3.5.

         "L/C PARTICIPANTS" means the collective reference to all the Lenders other than the Issuing Lender.

         "LENDER" means each Person executing this Agreement as a Lender (including, without limitation, the Issuing Lender and the Swingline Lender unless the context otherwise requires) set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to SECTION 14.10.

         "LENDERS' PORTION" means, with respect to any Designated Net Proceeds or any Designated Net Insurance/Condemnation Proceeds, the ratio, expressed as a percentage, in effect as of noon, Charlotte time, on the date on which such

Designated Net Proceeds or Designated Net Insurance/Condemnation Proceeds, as applicable, are being applied pursuant to SECTION 4.2(E), of (i) the Aggregate Commitment to (ii) the sum of (x) the amount referred to in clause (i) and (y) the aggregate principal amount at such time of the Senior Notes.

         "LENDING OFFICE" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans.

         "LETTERS OF CREDIT" shall have the meaning assigned thereto in SECTION 3.1.

         "LEVERAGE RATIO" means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) an amount equal to the aggregate amount of EBITDA of the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters ended most recently on or prior to such date, determined on a Consolidated basis in accordance with GAAP.

         "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the Interest Period selected which appears on the Dow Jones Market Screen 3750 at approximately 11:00 a.m. London time, two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)). If, for any reason, such rate does not appear on Dow Jones Market Screen 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. London time, two (2) Business Days prior to the first day of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

         "LIBOR RATE" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

         LIBOR Rate =           LIBOR
                                ---------------
                                1.00-Eurodollar Reserve Percentage

         "LIBOR RATE LOAN" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in SECTION 4.7(A).

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "LIQUIDITY LOAN" means any Revolving Credit Loan designated as a liquidity loan pursuant to SECTION 2.3.

         "LIQUIDITY RESERVE AMOUNT" means:

         (a) from the date hereof through December 31, 2000, Twenty Two Million Dollars ($22,000,000) less the aggregate amount of Distributions Shortfalls that have occurred from the date of this Agreement through, and including, the date of determination; and

         (b) from and after January 1, 2001, (i) the lesser of (A) Eleven Million, Six Hundred Thousand Dollars ($11,600,000) and (B) the Liquidity Reserve Amount on the Closing Date as reduced pursuant to the immediately preceding clause (a) of this definition less (ii) to the extent not deducted pursuant to such clause (a), the amount of the Distribution Shortfall, if any, as of the end of the four fiscal quarter period ending December 31, 2000;

PROVIDED, that in no event shall the Liquidity Reserve Amount be less than zero.

         "LOAN" means any Revolving Credit Loan, Acquisition Loan, Liquidity Loan or Swingline Loan made to the Borrower pursuant to Article II, and all such Loans collectively as the context requires.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Applications, any Hedging Agreement with any Lender (to the extent such Hedging Agreement is permitted hereunder), the Guarantee Agreement and each other document, instrument, certificate and agreement executed and delivered by the Borrower, its Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated, supplemented or otherwise modified from time to time.

         "MANAGEMENT CASH RESERVE" means the cash available to be accelerated in any quarter by the Parent or the Borrower from the Rabbi Trust in accordance with Section 9.1(c) of the Compensation Deferral Plan to support the payment by the Parent of the Minimum Quarterly Distribution for such quarter.

         "MATERIAL ADVERSE EFFECT" means (a) a materially adverse effect on the business, assets, operations, prospects or financial condition of the Business, the General Partner, the Parent, the Borrower or the Borrower and its Subsidiaries taken as a whole, (b) any material impairment of the ability of the Borrower or any Subsidiary to perform any of its Obligations under any Loan Document or (c) any material impairment of the rights of or benefits available to the Lenders or the Administrative Agent under any of the Loan Documents.

         "MELLON LOAN AGREEMENT" means the Term Loan Agreement, dated May 26, 1999, between Mellon Bank, N.A. and the General Partner, as in effect on the date hereof.

         "MELLON NOTE" means that certain promissory note dated May 26, 1999 in the original principal amount of $6,000,000 from the Borrower payable to the order of Mellon Bank, N.A.

         "MELLON NOTE DOCUMENTS" means the Mellon Note, the Mellon Note Purchase Agreement, the Mellon Loan Agreement, and each security document or other document relating thereto.

         "MELLON NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated May 26, 1999, between the Borrower and Mellon Bank, N.A., as in effect on the date hereof.

         "MINIMUM QUARTERLY DISTRIBUTION" means, with respect to each quarter, the aggregate amount required by the Parent (a) to pay each holder of Common Units $0.50 per Common Unit per quarter and (b) to pay the General Partner $0.50 per General Partner Unit per quarter, in each case subject to adjustment in accordance with the Parent Partnership Agreement.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years.

         "NET DISTRIBUTION SHORTFALL" means, at any time, the Distribution Shortfall as of such date minus the Management Cash Reserve as of such date.

         "NOTES" means the collective reference to the Revolving Credit Notes, the Liquidity Notes, the Acquisition Notes and the Swingline Note; "NOTE" means any of such Notes.

         "NOTICE OF ACCOUNT DESIGNATION" shall have the meaning assigned thereto in SECTION 4.1(B).

         "NOTICE OF BORROWING"  shall  have  the  meaning  assigned  thereto  in
SECTION 4.1(A).

         "NOTICE OF CONVERSION/CONTINUATION" shall have the meaning assigned thereto in Section 4.8.

         "NOTICE OF PREPAYMENT"  shall  have  the  meaning  assigned  thereto in
SECTION 4.2(C).

         "OBLIGATIONS" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by the Borrower to any Lender or the Administrative Agent under any Hedging Agreement to which a Lender is a party which is permitted under this Agreement and (d) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent, in each case under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents.

         "OFFICER'S COMPLIANCE CERTIFICATE" shall have the meaning assigned thereto in SECTION 7.2.

         "ORIGINAL CREDIT AGREEMENT" shall have the meaning assigned thereto in the preamble to this Agreement.

         "ORIGINAL LENDERS" shall have the meaning assigned thereto in the preamble to this Agreement.

         "OTHER TAXES"  shall  have  the  meaning  assigned  thereto in  SECTION
4.17(B).

         "PARENT" means Suburban Propane Partners, L.P., a limited partnership organized under the laws of the State of Delaware.

         "PARENT PARTNERSHIP AGREEMENT" means the Second Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P. as in effect on the date hereof and as it may be amended, supplemented or otherwise modified from time to time.

         "PARENT SIDE LETTER" means that certain side letter agreement by and between the Parent and the Administrative Agent dated of even date herewith.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "PARTNERSHIP DOCUMENTS" means the Parent Partnership Agreement and the Second Amended and Restated Agreement of Limited Partnership of the Borrower, in each case as in effect on the date hereof and as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of their current or former ERISA Affiliates.

         "PERMITTED  BANKS"  shall  have the  meaning  assigned  to such term in
SECTION 10.4(C).

         "PERMITTED BUSINESS ACQUISITION" means any acquisition of all or substantially all the assets of, or all the shares or other equity interests in, a Person or division or line of business of a Person (or any subsequent investment made in a previously acquired Permitted Business Acquisition) if immediately after giving effect thereto: (a) no Event of Default or Default or Senior Note Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws, (c) all the Capital Stock of any acquired or newly formed corporation, partnership, association or other business entity is owned directly by the Borrower or a domestic Wholly-Owned Subsidiary and such acquired or newly formed Subsidiary shall have entered into the Guarantee Agreement, (d) the Borrower and its Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in Article IX recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and, in the case of any transaction involving consideration

(whether cash or property, as valued at the time such transaction is consummated) in excess of $5,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer to such effect, together with all relevant financial information for such Subsidiary or assets and calculations demonstrating such compliance, (e) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by SECTION 10.1) and (f) the Required Lenders shall have given their prior written consent (which consent shall not be unreasonably withheld, taking into consideration the merits of the acquisition) in the case of (i) any acquisition outside the business currently conducted by the Borrower involving consideration (whether cash or property, as valued at the time each investment is made) in excess of $5,000,000 and (ii) any acquisition if as a result thereof the aggregate consideration (whether cash or property, as valued at the time each investment is made) for all acquisitions (net of return of capital of (but not return on) investments in such acquisitions) would be in excess of $25,000,000.

         "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "PREVIOUS   GENERAL   PARTNER"  means  Suburban  Propane  GP,  Inc.,  a
corporation organized under the laws of the State of Delaware.

         "PRIME RATE" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "PROXY STATEMENT" means the Definitive Proxy Statement of the Parent filed with the Securities and Exchange Commission on April 22, 1999.

         "PURCHASE AGREEMENT" means the Purchase Agreement dated as of November 27, 1998, as amended, by and among the Previous General Partner, Millennium Petrochemicals, Inc. and the General Partner.

         "PUT AMOUNT" shall have the meaning assigned to such term in SECTION 4.1(C).

         "RABBI TRUST" means the trust established pursuant to the terms of the Rabbi Trust Documents.

         "RABBI TRUST AGREEMENT" means the Benefits Protection Trust between the Parent and First Union National Bank, as Trustee thereunder, dated May 26, 1999.

         "RABBI TRUST DOCUMENTS" means the Compensation Deferral Plan and the Rabbi Trust Agreement.

         "RECAPITALIZATION"   means  the  recapitalization   of  the  Parent  as
described in the Proxy Statement.

         "RECAPITALIZATION AGREEMENT" means the Amended and Restated Recapitalization Agreement dated as of March 15, 1999 by and among the Borrower, the Parent, the Previous General Partner, the General Partner and Millennium Petrochemicals, Inc.

         "RECAPITALIZATION DOCUMENTS" means the Recapitalization Agreement, the Purchase Agreement, the Senior Note Agreement, the Mellon Note Documents and the Rabbi Trust Documents, together with any additional documents executed with respect to the Recapitalization.

         "REFINANCING NOTE AGREEMENT" means one or more indentures or agreements pursuant to which Refinancing Notes are issued.

         "REFINANCING NOTES" means one or more series of notes issued by the Borrower, the net proceeds of which are used by the Borrower to redeem Senior Notes.

         "REGISTER" shall have the meaning assigned thereto in SECTION 14.10(D).

         "REIMBURSEMENT OBLIGATION" means the obligation of the Borrower to reimburse the Issuing Lender pursuant to SECTION 3.5 for amounts drawn under Letters of Credit.

         "REQUIRED LENDERS" means, at any date, any combination of Lenders whose Commitments aggregate at least sixty-six and two thirds percent (66 2/3%) of the Aggregate Commitment.

         "RESERVE ITEMS" shall have the meaning set forth in SECTION 2.1(B).

         "RESPONSIBLE OFFICER" means, with respect to any Person, any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

         "RESTRICTED PAYMENT" means with respect to the Borrower and each of its Subsidiaries (the "COVERED PERSONS"), (a) in the case of any Covered Person that is a partnership, (i) any payment or other distribution, direct or indirect, in respect of any partnership interest in such Covered Person, except a distribution payable solely in additional partnership interests in such Covered Person, and (ii) any payment, direct or indirect, by such Covered Person on account of the redemption, retirement, purchase or other acquisition of any partnership interest in such or any other Covered Person, except to the extent that such payment consists of additional partnership interests in such Covered Person; (b) in the case of any Covered Person that is a corporation, (i) any dividend or other distribution, direct or indirect on account of any shares of any class of stock of such Covered Person then outstanding, except a dividend payable solely in shares of stock of such Covered Person, and (ii) any payment, direct or indirect, by such Covered Person on account of the redemption, retirement, purchase or other acquisition of any shares of any class of stock of such Covered Person then outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that such payment consists of shares of Capital Stock of such Covered Person; and (c) in the case of any other Covered Person, any payment analogous to the prepayments referred to in clauses
(a) and (b) above.

         "REVOLVING CREDIT COMMITMENT" means (a) as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount so designated opposite such Lender's name on SCHEDULE 1 hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Loans, as such amount may be increased or reduced at any time or from time to time pursuant to the terms hereof. The Revolving Credit Commitment of all Lenders on the Closing Date shall be Seventy-Five Million Dollars ($75,000,000).

         "REVOLVING CREDIT COMMITMENT PERCENTAGE" means, as to any Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the Revolving Credit Commitment of all Lenders.

         "REVOLVING   CREDIT  FACILITY"  means  the  revolving  credit  facility established pursuant to SECTION 2.1(A).

         "REVOLVING CREDIT LOAN" means any of the revolving credit loans made by the Lenders to the Borrower pursuant to SECTION 2.1(A) and all such loans collectively as the context requires.

         "REVOLVING CREDIT NOTES" means the collective reference to the Revolving Credit Notes made by the Borrower payable to the order of each Lender, substantially in the form of EXHIBIT A-1 hereto, evidencing the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "REVOLVING CREDIT NOTE" means any of such Revolving Credit Notes.

         "SENIOR NOTE AGREEMENT" means, collectively, the note agreements pursuant to which the Senior Notes were issued, dated as of February 28, 1996, as amended by the Amendment No. 1 thereto, dated May 13, 1998, and the Amendment No. 2 thereto, dated March 29, 1999, and as amended from time to time in accordance with SECTION 10.9.

         "SENIOR NOTE DEFAULT" means any payment default or any other event or condition with respect to the Senior Notes or any Refinancing Note the effect of which is to cause, or permit the holder or holders of the Senior Notes or any Refinancing Note or a trustee under any Refinancing Note Agreement (with or without the giving of notice, the lapse of time or both) to cause the Senior Notes or any Refinancing Note to become due prior to its stated maturity.

         "SENIOR NOTES" means the 7.54% Senior Notes, due 2011, of the Borrower.

         "SOLVENT" means, as to the Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

         "SUBSIDIARY" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "SUBSIDIARY" or "SUBSIDIARIES" herein shall refer to those of the Borrower.

         "SWINGLINE COMMITMENT"   means  Seven  Million  Five  Hundred  Thousand
Dollars ($7,500,000).

         "SWINGLINE FACILITY" means the swingline facility established pursuant to SECTION 2.2.

         "SWINGLINE LENDER" means First Union in its capacity as swingline lender hereunder.

         "SWINGLINE LOAN" means the swingline loans made by the Swingline Lender to the Borrower pursuant to SECTION 2.2, and all such loans collectively as the context requires.

         "SWINGLINE NOTE" means the Swingline Note made by the Borrower payable to the order of the Swingline Lender, substantially in the form of EXHIBIT A-3 hereto, evidencing the Swingline Loans, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

         "SWINGLINE RATE" means the interest rate applicable to Swingline Loans, as agreed upon from time to time by the Borrower and the Administrative Agent pursuant to a written side letter agreement.

         "SWINGLINE TERMINATION DATE" means the earlier to occur of (a) the resignation of First Union as Administrative Agent in accordance with SECTION
13.9 and (b) the Termination Date.

         "TAXES" shall have the meaning assigned thereto in SECTION 4.17(A).

         "TERMINATION DATE" shall have the meaning assigned thereto in SECTION 4.6.

         "TOTAL INDEBTEDNESS" means, at any time, all Indebtedness of the Borrower and its Subsidiaries at such time (other than Indebtedness described under clauses (i) and (j) of the definition of "Indebtedness"), determined on a Consolidated basis in accordance with GAAP.

         "TRUST  RESERVES"  shall  have the  meaning  assigned  to such  term in
SECTION 4.4(B).

         "UNIFORM  CUSTOMS"   means  the   Uniform  Customs  and   Practice  for
Documentary Credits (1994 Revision), effective January, 1994, International Chamber of Commerce Publication No. 500.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

         "UNITED STATES" means the United States of America.

         "WHOLLY-OWNED" means, with respect to a Subsidiary, a Subsidiary all of the shares of Capital Stock or other ownership interests of which are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

         "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.2 GENERAL. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

         SECTION 1.3     OTHER DEFINITIONS AND PROVISIONS.

         (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                              THE CREDIT FACILITIES

         SECTION 2.1     REVOLVING CREDIT LOANS.

         (a) Subject to the terms and conditions  (including  without limitation
Section 4.4) of this Agreement, and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date to, but not including, the Termination Date as requested by the Borrower in accordance with the terms of SECTION 4.1; PROVIDED, that (i) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Revolving Credit Commitment LESS the sum of (A) all outstanding Swingline Loans and L/C Obligations, (B) the Liquidity Reserve Amount as of such date and (C) the Blocked Portion as of such date and (ii) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrower shall not at any time exceed such Lender's Revolving Credit Commitment less such Lender's Revolving Credit Commitment Percentage of L/C Obligations and outstanding Swingline Loans. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Termination Date.

         (b) BLOCKED PORTION OF REVOLVING CREDIT COMMITMENTS. The Borrower may from time to time deliver a certificate of a Financial Officer of the Borrower to the Administrative Agent designating a portion of the then-available Revolving Credit Commitments as being unavailable except for the purpose of funding items ("RESERVE ITEMS") specified in such certificate that would have been reserved against pursuant to the definition of "Available Cash" but for the specification of such amounts in such certificate. The aggregate amount of Revolving Credit Commitments unavailable as a result of the delivery of such certificates at any time shall be referred to as the "BLOCKED PORTION" in effect at such time. The Blocked Portion shall be reduced from time to time upon receipt by the Administrative Agent of a certificate of a Financial Officer of the Borrower certifying as to (a) the discharge of any portion of any Reserve Item, (b) the establishment of a cash reserve in respect of any portion of any Reserve Item, (c) the determination by the Board of Supervisors of the Borrower that any reserve contemplated by clause (b) of the definition of "Available Cash" may be reduced because the amount of the original reserve is no longer necessary or appropriate by reason of a change in the anticipated timing or amount of the item reserved against or (d) the delivery of a Notice of Borrowing for a Revolving Credit Loan to be drawn under the Blocked Portion the proceeds of which shall be used solely for the purpose of discharging any Reserve Item, each of which reductions shall be in an amount equal to the amount of such discharged portion, new cash reserve, adjustment to reserves or Revolving Credit Loan, as applicable. Notwithstanding any other provision of this Agreement, at no time shall any Revolving Credit Loan be made or any certificate increasing the Blocked Portion become effective if as a result of the making of such Revolving Credit Loan or the effectiveness of such increase the aggregate principal amount of Revolving Credit Loans outstanding at such time would exceed the difference between the aggregate amount of the Revolving Credit Commitments in effect at such time and the amount of the Blocked Portion in effect at such time.

         SECTION 2.2     SWINGLINE LOANS.

         (a) AVAILABILITY. Subject to the terms and conditions (including without limitation Section 4.4) of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Closing Date through, but not including, the Swingline Termination Date; PROVIDED, that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) the Revolving Credit Commitment less the sum of (A) all outstanding Revolving Credit Loans and the L/C Obligations, (B) the Liquidity Reserve Amount as of such date and (C) the Blocked Portion as of such date; and (ii) the Swingline Commitment. Each Lender acknowledges that the aggregate principal amount of all outstanding Swingline Loans made by the Swingline Lender, when taken together with the aggregate principal amount of all outstanding Revolving Credit Loans made by the Swingline Lender, may exceed the Swingline Lender's Revolving Credit Commitment.

         (b)     REFUNDING.

                 (i) Swingline Loans shall be reimbursed fully by the Lenders on demand by the Swingline Lender. Such reimbursements shall be made by the Lenders in accordance with their respective Revolving Credit Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent; provided that no Lender shall be required to reimburse any Swingline Loan if, after giving effect to such reimbursement, the aggregate principal amount of such Lender's Revolving Credit Loans outstanding would exceed such Lenders Revolving Credit Commitment. Each Lender shall fund its respective Revolving Credit Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Charlotte time) on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Lender's failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Lender's Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.

                 (ii) The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested  or  required  to  be  refunded.  In  addition,  the  Borrower  hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Revolving Credit Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to SECTION 13.5 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

                 (iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this SECTION 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article V. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this
SECTION 2.2, one of the events described in SECTION 12.1(I) or (J) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

         SECTION 2.3 LIQUIDITY LOANS. Subject to the terms and conditions of this Agreement, the Borrower may designate any Revolving Credit Loan at the time of incurrence thereof as a Liquidity Loan; PROVIDED, that (a) a Distribution Shortfall exists as of the end of the then most recently ended fiscal quarter; (b) the Borrower shall have accelerated and obtained the full amount of the Management Cash Reserve available as of the date of the occurrence of such Distribution Shortfall; (c) the cumulative aggregate principal amount of all Liquidity Loans incurred during the life of the Credit Facilities shall not exceed $22,000,000; (d) the aggregate principal amount of Liquidity Loans incurred in any fiscal quarter shall not exceed the lesser of (i) the amount of the Net Distribution Shortfall as of the end of the preceding fiscal quarter and
(ii) $11,600,000 MINUS the relevant Management Cash Reserve; and (e) no Liquidity Loan may be requested at any time when the Liquidity Reserve Amount is less than $1.00.

         SECTION 2.4 ACQUISITION LOANS. Subject to the terms and conditions (including without limitation Section 4.4) of this Agreement, and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make Acquisition Loans to the Borrower from time to time from the Closing Date to, but not including, the Termination Date as requested by the Borrower in accordance with the terms of SECTION 4.1(A); PROVIDED, that (a) the aggregate principal amount of all outstanding Acquisition Loans (after giving effect to any amount requested) shall not exceed the Acquisition Commitment and
(b) the principal amount of outstanding Acquisition Loans from any Lender to the Borrower shall not at any time exceed such Lender's Acquisition Commitment. Each Acquisition Loan by a Lender shall be in a principal amount equal to such Lender's Acquisition Commitment Percentage of the aggregate principal amount of

Acquisition Loans requested or required on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Acquisition Loans hereunder until the Termination Date.


                                   ARTICLE III

                            LETTER OF CREDIT FACILITY

         SECTION 3.1 L/C COMMITMENT. Subject to the terms and conditions (including without limitation Section 4.4) of this Agreement, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in SECTION 3.4(A), agrees to issue standby letters of credit ("LETTERS OF CREDIT") for the account of the Borrower on any Business Day from the Closing Date to, but not including, the Termination Date in such form as may be approved from time to time by the Issuing Lender; PROVIDED, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the aggregate principal amount of outstanding Revolving Credit Loans, PLUS the aggregate principal amount of outstanding Swingline Loans, PLUS the aggregate amount of L/C Obligations would exceed the Revolving Credit Commitment less the Liquidity Reserve Amount and the Blocked Portion. Each Letter of Credit shall
(i) be denominated in Dollars in a minimum amount of $1,000,000, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) have a term of no more than one year, (iv) expire on a date not later than the Termination Date and that is otherwise satisfactory to the Issuing Lender and (v) be subject to the Uniform Customs and/or ISP 98, as set forth in the Application or as determined by the Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of North Carolina. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

         SECTION 3.2     PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT.        The
Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to SECTION 3.1 and Article V, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall promptly furnish to the Borrower a copy of such Letter of Credit and promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender's L/C Participation therein.

         SECTION 3.3     COMMISSIONS AND OTHER CHARGES.

         (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the product of (i) the average daily maximum amount available to be drawn during the relevant quarter under such Letter of Credit and (ii) the Applicable Margin (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Termination Date. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received pursuant to this SECTION 3.3(A) in accordance with their respective Revolving Credit Commitment Percentages.

         (b) In addition to the foregoing commission, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender, an issuance fee with respect to each Letter of Credit in an amount equal to the product of (i) the face amount of such Letter of Credit and (ii) one eighth of one percent (0.125%). Such issuance fee shall be payable on the date of issuance of each Letter of Credit and shall be non-refundable.

         (c) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

         SECTION 3.4     L/C PARTICIPATIONS.

         (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to SECTION 3.4(A) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, TIMES (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, TIMES (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this SECTION 3.4(B) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this SECTION 3.4(B), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this
SECTION 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its PRO RATA share thereof; PROVIDED, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         SECTION 3.5 REIMBURSEMENT OBLIGATION OF THE BORROWER. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this SECTION 3.5 or with funds from other sources), in same day funds, the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in SECTION 3.3(C) incurred by the Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to reimburse the Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Lenders make a Revolving Credit Loan bearing interest at the Base Rate on such date in the amount of (a) such draft so paid and (b) any amounts referred to in SECTION 3.3 (C) incurred by the Issuing Lender in connection with such payment, and the Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses. Each Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this SECTION 3.5 to reimburse the Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in
SECTION 4.1(A) or Article V. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest in the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

         SECTION 3.6 OBLIGATIONS ABSOLUTE. The Borrower's obligations under this Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower's Reimbursement Obligation under SECTION 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in ISP 98 or the Uniform Customs, as the case may be, and, to the extent not inconsistent therewith, the UCC, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower.


                                   ARTICLE IV

                             GENERAL LOAN PROVISIONS

         SECTION 4.1     PROCEDURE FOR ADVANCES OF LOANS.

         (a) REQUESTS FOR BORROWING. The Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as EXHIBIT B (a "NOTICE OF BORROWING") not later than 11:00 a.m. (Charlotte time) (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be (x) with respect to LIBOR Rate Loans and Base Rate Loans, in an aggregate principal amount of $3,000,000 or a whole multiple of $500,000 in excess thereof, and (y) with respect to Swingline Loans in an aggregate principal amount of $500,000 or a whole multiple of $250,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan, Swingline Loan, Liquidity Loan or Acquisition Loan, (D) in the case of a Revolving Credit Loan, Liquidity Loan or Acquisition Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. A Notice of Borrowing received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

         (b) DISBURSEMENT OF LOANS. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, as applicable, (A) such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date, and (B) such Lender's Acquisition Commitment Percentage of the Acquisition Loan to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made to the Borrower on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this SECTION 4.1 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form of EXHIBIT C hereto (a "NOTICE OF ACCOUNT DESIGNATION") delivered by the Borrower to the Administrative Agent or may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to SECTION 4.13, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan, Liquidity Loan or Acquisition Loan requested pursuant to this SECTION 4.1 to the extent that any Lender has not made available to the Administrative Agent its Revolving Credit Commitment
Percentage, Liquidity Commitment Percentage or Acquisition Commitment Percentage, as the case may be, of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in SECTION 2.2(B).

         SECTION 4.2     REPAYMENT OF LOANS.

         (a) REPAYMENT ON TERMINATION DATE. On the Termination Date, the Borrower shall repay the outstanding principal amount of (i) all Revolving Credit Loans, Liquidity Loans and Acquisition Loans in full, and (ii) to the extent the Swingline Termination Date has not occurred, all Swingline Loans together, in each case, with all accrued but unpaid interest thereon.

         (b) MANDATORY REPAYMENT OF REVOLVING CREDIT LOANS AND ACQUISITION LOANS. If at any time, as the case may be, (i) the outstanding principal amount of all Revolving Credit Loans plus the sum of (A) all outstanding Swingline Loans and L/C Obligations, (B) the Liquidity Reserve Amount as of such date and
(C) the Blocked Portion as of such date exceeds the Revolving Credit Commitment, the Borrower shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations in an amount equal to such excess with each such repayment applied FIRST to the principal amount of outstanding Swingline Loans, SECOND to the principal amount of outstanding Revolving Credit Loans and THIRD, with respect to any Letters of Credit then outstanding, a payment of cash collateral into a cash collateral account opened by the Borrower with the Administrative Agent, for the benefit of the Lenders (such cash collateral to be applied in accordance with SECTION 12.2(B)), and (ii) the outstanding principal amount of all

Acquisition Loans exceeds the Acquisition Commitment, the Borrower shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Acquisition Loans in an amount equal to such excess. Each such repayment shall be accompanied by any amount required to be paid pursuant to SECTION 4.15.

         (c) OPTIONAL REPAYMENTS. The Borrower may at any time and from time to time repay the Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans and Swingline Loans, in the form attached hereto as EXHIBIT D (a "NOTICE OF PREPAYMENT") specifying the date and amount of repayment and whether the repayment is of a Revolving Credit Loan or Acquisition Loan, LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each; PROVIDED, that any repayment of Revolving Credit Loans shall be applied first to the repayment of any outstanding Liquidity Loans and then any remaining amounts shall be applied to repayment of any Revolving Credit Loans that are not Liquidity Loans. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $3,000,000 or a whole multiple of $500,000 in excess thereof with respect to LIBOR Rate Loans and Base Rate Loans and $500,000 or a whole multiple of $250,000 in excess thereof with respect to Swingline Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to SECTION 4.15.

         (d) MANDATORY REPAYMENT OF REVOLVING CREDIT LOANS. The Borrower shall apply the proceeds of the Management Cash Reserve received pursuant to the terms of SECTION 4.4(B) to repay outstanding Liquidity Loans, if any, and then any remaining amounts shall be applied to repayment of any outstanding Revolving Credit Loans that are not Liquidity Loans.

         (e) MANDATORY REPAYMENT OF ACQUISITION LOANS. The Borrower shall apply the Lender's Portion of the Designated Net Proceeds and the Designated Net Insurance/Condemnation Proceeds promptly upon receipt thereof by the Borrower or any Subsidiary or upon the existence thereof, as applicable, to repay the Acquisition Loans outstanding at the time of such receipt or existence.

         (f) LIMITATION ON REPAYMENT OF LIBOR RATE LOANS. The Borrower may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to SECTION 4.15.

         SECTION 4.3     NOTES.

         (a) REVOLVING CREDIT NOTES. Each Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Revolving Credit Loans shall be evidenced by a separate Revolving Credit Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Revolving Credit Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made and to be made by such Lender to the

Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in SECTION 4.7.

         (b) ACQUISITION NOTES. Each Lender's Acquisition Loans and the obligation of the Borrower to repay such Acquisition Loans shall be evidenced by an Acquisition Note executed by the Borrower payable to the order of such Lender representing the Borrowers obligation to pay such Lender's Acquisition Loan Commitment or, if less, the aggregate unpaid principal amount of all Acquisition Loans made and to be made by such Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Acquisition Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in SECTION 4.7.

         (c) SWINGLINE NOTE. The Swingline Loans and the obligation of the Borrower to repay such Swingline Loans shall be evidenced by the Swingline Note executed by the Borrower payable to the order of the Swingline Lender representing the Borrower's obligation to the Swingline Lender the aggregate unpaid principal amount of all Swingline Loans made and to be made by the Swingline Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. The Swingline Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable Swingline Rate.

         SECTION 4.4 LIMITATIONS ON INCURRENCE OF EXTENSIONS OF CREDIT. Notwithstanding anything else herein to the contrary, the Borrower's ability to request and incur, and the Lenders' and the Issuing Lender's obligation to make, Extensions of Credit shall be limited as follows:

         (a) SUSPENSION UPON DISTRIBUTION SHORTFALL. Upon the occurrence of any Distribution Shortfall, the Borrower's right to request, and the Lenders' and the Issuing Lender's obligation to make, Extensions of Credit under this Agreement shall be automatically suspended until the Borrower shall have caused an acceleration of and shall have received the full amount of the Management Cash Reserve available as of the date of such occurrence.

         (b) SUSPENSION UPON EXERCISE OF MELLON PUT RIGHTS. Upon the exercise of any right under the Mellon Note Purchase Agreement to cause the Borrower to purchase the Mellon Note, the Borrower's right to request, and the Lenders' and the Issuing Lender's obligation to make, Extensions of Credit under this Agreement shall be automatically suspended until the Borrower or the Parent shall have caused an acceleration of and the Borrower shall have received the payment of all available accumulated distributions under the Rabbi Trust Documents as provided in Section 9.1(a) of the Compensation Deferral Plan (the "TRUST RESERVES") in an amount up to the lesser of (i) the full purchase price of the Mellon Note, and (ii) the entire amount of the Trust Reserves.

         (c) REPAYMENT; LIMITED INCURRENCE DURING CLEANDOWN PERIOD. During each Fiscal Year, the Borrower shall select a Cleandown Period. On the first day of each Cleandown Period, the Borrower shall repay the Extensions of Credit then outstanding to the extent necessary to reduce the total amount of outstanding Extensions of Credit to an amount not exceeding the sum of $15,000,000 PLUS (i) the aggregate principal amount of all outstanding Liquidity Loans plus (ii) the aggregate principal amount of all outstanding Acquisition Loans. For the duration of each such Cleandown Period, the Borrower shall not request, create or incur any Extensions of Credit to the extent that the aggregate principal amount of all outstanding Extensions of Credit (after giving effect to any amount requested, created or incurred) would exceed the sum of $15,000,000 PLUS
(i) the aggregate principal amount of all outstanding Liquidity Loans PLUS (ii) the aggregate principal amount of all outstanding Acquisition Loans.

         SECTION 4.5 PERMANENT REDUCTION OF THE REVOLVING CREDIT COMMITMENT AND THE ACQUISITION COMMITMENT.

         (a) VOLUNTARY REDUCTION. The Borrower shall have the right at any time and from time to time, upon at least three (3) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) (A) at any time, the entire Acquisition Commitment or, (B) if the Liquidity Reserve Amount is less than one dollar ($1.00), the entire Revolving Credit Commitment or (ii) portions of the (A) Revolving Credit Commitment to an amount not less than the Liquidity Reserve Amount or (B) the Acquisition Commitment, from time to time, in each case, in an aggregate principal amount not less than $2,000,000 or any whole multiple in excess thereof.

         (b) MANDATORY PERMANENT REDUCTION OF ACQUISITION LOAN COMMITMENT. The Acquisition Commitment shall be automatically and permanently reduced by the Lenders' Portion of the Designated Net Proceeds and the Designated Net Insurance/Condemnation Proceeds, promptly upon receipt thereof by the Borrower or any Subsidiary or upon the existence thereof, as applicable, to the extent that such amounts are not applied to repay Acquisition Loans pursuant to SECTION 4.2(E).

         (c) REPAYMENT OF EXCESS LOANS. Each permanent reduction permitted or required pursuant to this SECTION 4.5 and, as applicable, SECTION 4.6 shall be
(i) with respect to outstanding Revolving Credit Loans and L/C Obligations, be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans and L/C Obligations, of the Lenders after such reduction to the Revolving Credit Commitment as so reduced and if the Revolving Credit Commitment as so reduced is less than the aggregate amount of all outstanding L/C Obligations, the Borrower shall be required to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such L/C Obligations, and
(ii) with respect to Acquisition Loans be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Acquisition Loans of the Lenders after such reduction to the Acquisition Commitment as so reduced. Any reduction of the Revolving Credit Commitment or the Acquisition Commitment, as the case may be, to zero shall be accompanied by payment of all outstanding Obligations (and, with respect to a reduction of the Revolving Credit Commitment, the furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment and the Revolving Credit Facility and the Liquidity Facility, and the Acquisition Commitment and the Acquisition Facility, as the case may be. Such cash collateral shall be applied in accordance with SECTION 12.2(B). If the reduction of the Revolving Credit Commitment or the Acquisition Commitment, as applicable, requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to SECTION 4.15.

         SECTION 4.6 TERMINATION OF CREDIT FACILITIES. The Credit Facilities shall terminate and each of the Revolving Credit Commitment and the Acquisition Commitment shall be automatically reduced to zero on the earliest of (i) March 31, 2001, (ii) the date of termination by the Borrower pursuant to SECTION 4.5(A), and (iii) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to SECTION 12.2(A) (the "TERMINATION DATE"). It is intended by the parties hereto that the Revolving Credit Facility, the L/C Facility and the Acquisition Facility shall terminate on the same date.

         SECTION 4.7     INTEREST.

         (a) INTEREST RATE OPTIONS. Subject to the provisions of this SECTION 4.7, at the election of the Borrower, the aggregate unpaid principal balance of
(i) each Revolving Credit Loan and each Acquisition Loan shall bear interest at the Base Rate or the LIBOR Rate PLUS the Applicable Margin as set forth below; PROVIDED that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date, and (ii) each Swingline Loan shall bear interest at the Swingline Rate. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any LIBOR Rate Loan at the time a Notice of Borrowing is given pursuant to SECTION 4.1(A) or at the time a Notice of Conversion/Continuation is given pursuant to SECTION 4.8. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "BASE RATE LOAN", each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR RATE LOAN." Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

         (b) INTEREST PERIODS. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in SECTION 4.7(A), shall elect an interest period (each, an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six
(6) months; PROVIDED that:

                      (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                      (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                      (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

                      (iv) no Interest Period shall extend beyond the Termination Date and Interest Periods shall be selected by the Borrower so as to permit the Borrower to make mandatory reductions of the Acquisition Commitment pursuant to SECTION 4.4(C), without payment of any amounts pursuant to SECTION 4.15; and

                      (v) there shall be no more than ten (10) Interest Periods outstanding at any time.

         (c) APPLICABLE MARGIN. The Applicable Margin provided for in SECTION 4.7(A) with respect to the Loans (the "APPLICABLE MARGIN") shall (i) on the Closing Date be at Level II and (ii) for each fiscal quarter thereafter be determined by reference to the Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:

------- --------------------------------------- -------------- --------------
 LEVEL           LEVERAGE RATIO                  LIBOR MARGIN   FACILITY FEE
                                                     (%)
------- --------------------------------------- -------------- --------------
  I      Greater than or equal to 4.50 to 1.00      1.750           .500
------- --------------------------------------- -------------- --------------
  II     Greater than or equal to 3.75 to 1.00,     1.500           .500
                but less than 4.50 to 1.00
------- --------------------------------------- -------------- --------------
  III    Greater than or equal to 3.00 to 1.00,     1.375           .375
                but less than 3.75 to 1.00
------- --------------------------------------- -------------- --------------
  IV     Less than 3.00 to 1.00                     1.250           .250
------- --------------------------------------- -------------- --------------


Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent on the third (3rd) Business Day after receipt by the Administrative Agent of quarterly financial statements for the Borrower and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of the Borrower and its Subsidiaries as of the most recent fiscal quarter end. Subject to SECTION 4.7(D), in the event the Borrower fails to deliver such financial statements and certificate within the time required by
SECTION 7.2, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate.

         (d) DEFAULT RATE. Subject to SECTION 12.3, upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans or Swingline Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, (iii) all outstanding Swingline Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Swingline Loans and (iv) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans.

Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (e) INTEREST PAYMENT AND COMPUTATION. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing June 30, 1999; interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

         (f) MAXIMUM RATE. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option promptly refund to the Borrower any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

         SECTION 4.8 NOTICE AND MANNER OF CONVERSION OR CONTINUATION OF LOANS. Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $3,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans or (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $3,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as EXHIBIT E (a "NOTICE OF CONVERSION/ CONTINUATION") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying
(A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor,
(B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

         SECTION 4.9     FEES.

         (a) FACILITY FEES. The Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable facility fee at a rate per annum equal to the percentage set forth in SECTION 4.7(C) times the Aggregate Commitment, regardless of usage. The facility fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing June 30, 1999 and on the Termination Date. Such facility fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

         (b) ADMINISTRATIVE AGENT'S AND OTHER FEES. In order to compensate the Administrative Agent for structuring and syndicating the Loans and for its obligations hereunder, the Borrower agrees to pay to the Administrative Agent, for its account, the fees set forth in the separate fee letter agreement executed by the Borrower and the Administrative Agent dated April 5, 1999.

         SECTION 4.10 MANNER OF PAYMENT. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) PRO RATA in accordance with their respective applicable Commitment Percentages, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of SECTION 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's applicable Commitment Percentage and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under SECTIONS 4.14, 4.15, 4.16, 4.17 or 14.2 shall be paid to the Administrative Agent for the account of the applicable Lender.

         SECTION 4.11 CREDITING OF PAYMENTS AND PROCEEDS. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to SECTION 12.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Administrative Agent's fees then due and payable, then to all fees and commissions then due and payable, then to accrued and unpaid interest on the Swingline Note to the Swingline Lender, then to the unpaid principal amount outstanding under the Swingline Note to the Swingline Lender, then to accrued and unpaid interest on the Revolving Credit Notes (applied first to Liquidity Loans and then to other Revolving Credit Loans), Acquisition Notes and the

Reimbursement Obligation (pro rata in accordance with all such amounts due), then to the principal amount of the Revolving Credit Notes, the Acquisition Notes and Reimbursement Obligation (pro rata in accordance with all such amounts due) and then to the cash collateral account described in SECTION 12.2(B) to the extent of any L/C Obligations then outstanding, in that order.

         SECTION 4.12 ADJUSTMENTS. If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 4.13 NATURE OF OBLIGATIONS OF LENDERS REGARDING EXTENSIONS OF CREDIT; ASSUMPTION BY THE ADMINISTRATIVE AGENT. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with SECTION 4.1(B) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of
(a) the amount not made available by such Lender in accordance with the terms hereof, TIMES (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, TIMES (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this SECTION 4.13 shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

         SECTION 4.14    CHANGED CIRCUMSTANCES.

         (a) CIRCUMSTANCES AFFECTING LIBOR RATE AVAILABILITY. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

         (b) LAWS AFFECTING LIBOR RATE AVAILABILITY. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

         (c) INCREASED COSTS. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency;

                  (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in
Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within ten (10) Business Days after such notice by the Administrative Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this SECTION 4.14(C); PROVIDED, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.15 INDEMNITY. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.16 CAPITAL REQUIREMENTS. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         SECTION 4.17    TAXES.

         (a) PAYMENTS FREE AND CLEAR. Any and all payments by the Borrower hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and
(ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.17) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in SECTION 4.17(D).

         (b) STAMP AND OTHER TAXES. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "OTHER TAXES").

         (c) INDEMNITY. The Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 4.17) paid by such Lender or the
Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) EVIDENCE OF PAYMENT. Within thirty(30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in SECTION 14.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

         (e) DELIVERY OF TAX FORMS. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and
(ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form
1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. The Borrower shall not be required to pay any additional amount to any non-U.S. Lender in respect of United States withholding tax pursuant to SECTION 4.17(A) to the extent that the obligation to withhold such tax existed at the time such non-U.S. Lender became a Lender hereunder, unless such obligation would not have arisen but for a failure by such non-U.S. Lender to deliver the documents referred to in this SECTION 4.17(E).

         (f) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.17 shall survive the payment in full of the Obligations and the termination of the Commitments.

         SECTION 4.18 DUTY TO MITIGATE; ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES.

         (a) Any Lender (or Eligible Assignee) claiming any additional amounts payable pursuant to SECTION 4.14, 4.15 or 4.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Lender (or Eligible Assignee), be otherwise disadvantageous to such Lender (or Eligible Assignee).

         (b) In the event that any Lender shall have delivered a notice pursuant to SECTION 4.14 or 4.16 or the Borrower shall be required to make additional payments to any Lender under SECTION 4.17, the Borrower shall have the right, at its own expense (which shall include the assignment fee referred to in SECTION 14.9), upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in SECTION 14.9) all interests, rights and obligations contained hereunder to another financial institution (including any other Lender) approved by the Administrative Agent (which approval shall not be unreasonably withheld) which shall assume such obligations; PROVIDED that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee or the Borrower, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on, or transfer of, the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder (including the additional amounts asserted and payable pursuant to SECTION 4.14, 4.16 or 4.17, if any).


                                    ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         SECTION 5.1 CLOSING. The closing shall take place at the offices of Weil, Gotshal & Manges LLP, New York, New York at 9:00 a.m. on May 26, 1999 or on such other date and at such other place as the parties hereto shall mutually agree.

         SECTION 5.2 CONDITIONS TO CLOSING AND INITIAL EXTENSIONS OF CREDIT. The obligations of the Lenders to close this Agreement and to make the initial Loan and issue the initial Letters of Credit are subject to the satisfaction of each of the following conditions:

         (a) EXECUTED LOAN DOCUMENTS. This Agreement, the Notes, the Guarantee Agreement and any other Loan Documents shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Administrative Agent.

         (b)  CLOSING CERTIFICATES; ETC.

                  (i) OFFICER'S CERTIFICATE OF THE BORROWER. The Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.

                  (ii) PARTNERSHIP DOCUMENTS; SECRETARY'S CERTIFICATES. The Administrative Agent shall have received (A) a copy of each of the Partnership Documents and the organizational documents of the General Partner and each Subsidiary, certified by the Secretary or Assistant Secretary of the Borrower, and such other documents as may be reasonably required to evidence the authority of each of the General Partner, the Borrower and each Subsidiary to enter into each Loan Document and Partnership Document to which it is party and to complete the transactions to which it is a party; (B) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Closing Date and certifying with respect to each of the General Partner, the Borrower and each Subsidiary (1) that attached thereto is a true and complete copy of the by-laws or equivalent document of each of them in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (2) below, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the respective governing boards of each of them authorizing, as applicable, the execution, delivery and performance of the Loan Documents to which it is party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (3) that the organizational documents of each of them have not been amended since the date of the last amendment thereto shown on the certificate of good standing attached thereto and (4) as to the incumbency and specimen signature of each officer executing any Loan Document, Partnership Document or any other document delivered in connection herewith on its behalf; and (C) a certificate of another officer as to the incumbency and specimen signature of such Secretary or Assistant Secretary executing the certificate pursuant to (2) above.

                  (iii) CERTIFICATES OF GOOD STANDING. The Administrative Agent shall have received long-form certificates as of a recent date of the good standing of the Borrower, the General Partner and each Subsidiary under the laws of their respective jurisdictions of organization and each other jurisdiction where any such Person is qualified to do business and a certificate of the relevant taxing authorities of such jurisdictions certifying that such Person has filed required tax returns and owes no delinquent taxes.

                  (iv) OPINIONS OF COUNSEL. The Administrative Agent shall have received favorable opinions of counsel to the Borrower addressed to the Administrative Agent and the Lenders with respect to the Borrower, the Guarantors, the Loan Documents and such other matters as the Lenders shall request.

                  (v) TAX FORMS. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by SECTION 4.17(E).

                  (vi) INSURANCE CERTIFICATE. The Administrative Agent shall have received a detailed schedule of the Borrower's insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         (c)  CONSENTS; DEFAULTS.

                  (i) GOVERNMENTAL AND THIRD PARTY APPROVALS. All necessary approvals, authorizations and consents, if any be required, of any Person, including without limitation the holders of the Senior Notes, the unit holders and board approvals of the Parent and the General Partner, as applicable, and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement, the Recapitalization Documents and the other Loan Documents shall have been obtained.

                  (ii) NO INJUNCTION,ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                  (iii) NO EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing.

         (d)  FINANCIAL MATTERS.

                  (i) FINANCIAL STATEMENTS. The Administrative Agent shall have received the most recent audited Consolidated financial statements of the Borrower and its Subsidiaries, all in form and substance satisfactory to the Administrative Agent.

                  (ii) FINANCIAL CONDITION CERTIFICATE. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief executive officer or chief financial officer of the Borrower, that the Borrower and each of its Subsidiaries are each Solvent.

                  (iii) PAYMENT AT CLOSING; FEE LETTERS. There shall have been paid by the Borrower to the Administrative Agent and the Lenders the fees set forth or referenced in SECTION 4.9 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

         (e)  MISCELLANEOUS.

                  (i) NOTICE OF BORROWING; NOTICE OF ACCOUNT DESIGNATION. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with SECTION 4.1(A), and a Notice of Account Designation specifying the account or accounts to which the proceeds of any loans made after the Closing Date are to be disbursed.

                  (ii) PROCEEDINGS AND DOCUMENTS. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                  (iii) RECAPITALIZATION DOCUMENTS. The Borrower shall have entered into each of the Recapitalization Documents to which it is a party on terms and conditions satisfactory to the Administrative Agent; there shall not have been any material modification, amendment, supplement or waiver to any Recapitalization Document without the prior written consent of the Administrative Agent, including any modification, amendment, supplement or waiver relating to the amount or type of consideration to be paid in connection with the transactions contemplated by any Recapitalization Document or the contents of any disclosure schedules and exhibits; and the Administrative Agent shall have received a final executed copy of each Recapitalization Document, together with all exhibits and schedules thereto, certified as such by an officer of the Borrower.

                  (iv) POWER OF ATTORNEY; PARENT SIDE LETTER. The Borrower shall have received a power of attorney from the Parent, in form and substance acceptable to the Administrative Agent, a copy of which shall have been delivered to the Administrative Agent, and the Parent shall have executed and delivered to the Administrative Agent the Parent Side Letter, which such side letter shall be on terms and conditions satisfactory to the Administrative Agent.

                  (v) DUE DILIGENCE AND OTHER DOCUMENTS. The Administrative Agent shall have completed, to its satisfaction, all legal and business due diligence with respect to any aspect to the transactions relating to (i) the Borrower, Parent and the General Partner, (ii) the Recapitalization and (iii) the ownership, capitalization and structure of any or all of the Borrower,

Parent and the General Partner, and the Borrower shall have delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent reasonably requests, certified by a secretary or assistant secretary of the Borrower as a true and correct copy thereof. To the extent requested, the Administrative Agent shall have received, reviewed, and approved in its reasonable satisfaction any other agreement not specifically referenced herein, the terms of which such agreements govern the future management and operations of the Borrower.

                  (vi) CONSUMMATION OF RECAPITALIZATION DOCUMENTS. The transactions contemplated by the Recapitalization Documents shall be consummated prior to or simultaneously with the initial borrowing under this Agreement and each of the conditions set forth therein shall have been satisfied, without any waiver or amendment thereof.

         SECTION 5.3 CONDITIONS TO ALL EXTENSIONS OF CREDIT. The obligations of the Lenders to make any Extension of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

         (a) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article VI or otherwise made by the Borrower or any Subsidiary in any Loan Document shall be true and correct, in all material respects, on and as of such borrowing or issuance date with the same effect as if made on and as of such date.

         (b) NO EXISTING DEFAULT. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) or the issue date with respect to such Letter of Credit or after giving affect to such Letters of Credit on such date.

         (c) OFFICER'S COMPLIANCE CERTIFICATE; ADDITIONAL DOCUMENTS. The Administrative Agent shall have received the current Officer's Compliance Certificate and each additional document, instrument, legal opinion or other item of information reasonably requested by it.


                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         SECTION 6.1 REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make the Extensions of Credit, the Borrower hereby represents and warrants to the Administrative Agent and Lenders both before and after giving effect to the transactions contemplated hereunder that:

         (a) ORGANIZATION; POWER; QUALIFICATION. Each of the Borrower, its Subsidiaries, the Parent and the General Partner is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to so qualify would not have a Material Adverse Effect. The jurisdictions in which the Borrower and its Subsidiaries are organized and qualified to do business are described on SCHEDULE 6.1(A).

         (b)  OWNERSHIP.

                  (i)   Each Subsidiary of the  Borrower  is listed on Part I of
SCHEDULE 6.1(B). The capitalization of the Borrower and its Subsidiaries consists of the number of shares of stock or other ownership interests, authorized, issued and outstanding, of such classes and series, with or without par value, described on Part I of SCHEDULE 6.1(B). All outstanding shares or other ownership interests have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders or other equity owners of its Subsidiaries of the Borrower and the number of shares or other ownership interests owned by each are described on Part I of SCHEDULE 6.1(B). There are no outstanding warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock or other ownership interests of the Borrower or its Subsidiaries, except as described on Part I of SCHEDULE 6.1(B).

                  (ii) The sole general partner of the Parent is the General Partner, which owns 224,625 General Partner Units, representing in the aggregate a 1.0% general partner interest in the Parent. The sole general partner of the Borrower is the General Partner, which owns a 1.0101% general partner interest in the Borrower. The only limited partner of the Borrower is the Parent, which owns a 98.9899% limited partner interest in the Borrower and the Borrower does not have any partners other than the General Partner and the Parent. Each General Partner Unit is entitled to share pro rata with the Common Units in all distributions by the Parent.

                  (iii) As of the Closing Date, the Capital Stock of the General Partner is owned by such Persons and in such amounts as listed on Part II of
SCHEDULE 6.1(B).

                  (iv) The Rabbi Trust owns of record 553,896 Common Units, free and clear of any Liens.

         (c) AUTHORIZATION OF AGREEMENT, LOAN DOCUMENTS AND BORROWING. Each of the Borrower and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

         (d) COMPLIANCE OF AGREEMENT, LOAN DOCUMENTS AND BORROWING WITH LAWS, ETC. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries,
(ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

         (e) COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS. Each of the Borrower and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except, in each case, to the extent such non-compliance would not have a Material Adverse Effect.

         (f) TAX RETURNS AND PAYMENTS. Each of the Borrower, its Subsidiaries, the General Partner and the Parent has duly filed or caused to be filed all material federal, state and local tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, other than those the validity of which the Borrower, any Subsidiary, the General Partner or the Parent is contesting in good faith by appropriate proceedings and with respect to which the Borrower, such Subsidiary, the General Partner or the Parent shall, to the extent required by GAAP, have set aside on its books adequate reserves. No Governmental Authority has asserted any Lien or other claim against the Borrower or Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and any of its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years.

         (g) INTELLECTUAL PROPERTY MATTERS. Each of the Borrower and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

         (h) ENVIRONMENTAL AND SAFETY MATTERS. Each of the Business, the Borrower, each Subsidiary, the General Partner and the Parent has complied in all respects with all Environmental and Safety Laws except for violations that either alone or in the aggregate could not reasonably be expected to result in a Material Adverse Effect. None of the Business, the Borrower, any Subsidiary, the General Partner or the Parent has received notice of any failure so to comply which alone or together with any other such failure could reasonably be expected to result in a Material Adverse Effect. None of the Business, the Borrower, any Subsidiary, the General Partner or the Parent manages or handles any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants referred to in or regulated by Environmental and Safety Laws in violation of such laws or of any other applicable law where such violation could reasonably be expected to result, individually or together with other violations, in a Material Adverse Effect. To the best knowledge of the Borrower, none of the Business, the Borrower, any Subsidiary, the General Partner or the Parent has any liabilities or contingent liabilities relating to environmental or employee health and safety matters (including on-site or off-site contamination) which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         (i)  ERISA.

                  (i) The Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events could reasonably be expected to result in a Material Adverse Effect.

                  (ii) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code.

                  (iii) The present value of all benefit liabilities under each Employee Benefit Plan (based on those assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the fair market value of the assets of such Employee Benefit Plan and the present value of all underfunded plans (based on those assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Employee Benefit Plans.

         (j) MARGIN STOCK. Neither the Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in the regulations of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock in violation of, or for any purpose which violates, the provisions of Regulation T, U or X of such Board of Governors.

         (k) GOVERNMENT REGULATION. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

         (l) AGREEMENTS. (i) None of the Business, the Borrower, any of its Subsidiaries, the General Partner nor the Parent is a party to any agreement or instrument or subject to any restriction in its partnership or corporate organizational documents that (i) will have the effect of prohibiting or restraining, or will impose adverse conditions upon, any of the transactions contemplated hereby or the payment of dividends or the making of any loans, investments or transfers by any Subsidiary to or in the Borrower or (ii) has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (m) NO DEFAULTS. None of the Business, the Borrower, any of its Subsidiaries, the General Partner or the Parent is in default in any manner, and there is no event or condition which with notice or lapse of time or both would constitute such a default or event of default, under any provision of any Senior Note, any Refinancing Note, the Senior Note Agreement, any Refinancing Note Agreement, or any indenture or other agreement or instrument evidencing Indebtedness, any Contingent Obligation set forth on SCHEDULE 6.1(M) or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

         (n) EMPLOYEE RELATIONS. None of the Borrower and its Subsidiaries is, except as set forth on SCHEDULE 6.1(N) party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. There are no strikes against the Business, the Borrower or any Subsidiary pending or, to the best knowledge of the Borrower, threatened, other than strikes which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The hours worked and payments made to employees of the Business, the Borrower, each Subsidiary, the General Partner and the Parent have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters except for violations that either alone or in the aggregate could not reasonably be expected to result in a Material Adverse Effect. All material payments due from the Business, the Borrower, any Subsidiary, the General Partner and the Parent, or for which any claim may be made against the Business, the Borrower, any Subsidiary, the General Partner or the Parent, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Business, the Borrower, such Subsidiary, the General Partner or the Parent, as applicable, in compliance with GAAP.

         (o) BURDENSOME PROVISIONS. Neither the Borrower nor any Subsidiary thereof is subject to any Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrower and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

         (p) FINANCIAL STATEMENTS. The (i) audited Consolidated balance sheets of the Borrower and its Subsidiaries as of September 26, 1998 and the related statements of income and retained earnings and cash flows for the Fiscal Years then ended and (ii) unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of March 27, 1999 and related unaudited interim statements of revenue and retained earnings, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Borrower and its Subsidiaries have no Indebtedness, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

         (q) NO MATERIAL ADVERSE CHANGE. Since September 26, 1998, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

         (r) SOLVENCY. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, the Borrower and each of its Subsidiaries will be Solvent.

         (s) TITLES TO PROPERTIES. Each of the Borrower and its Subsidiaries has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its material personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Subsidiaries delivered pursuant to
SECTION 6.1(P), except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business, of assets or properties no longer used or usable in the conduct of its business or as otherwise expressly permitted hereunder.

         (t) LIENS. None of the properties and assets of the Borrower or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
SECTION 10.2. No financing statement under the Uniform Commercial Code of any state which names the Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by SECTION 10.2. The Obligations hereunder are senior unsecured obligations of the Borrower which rank PARI PASSU with the Senior Notes.

         (u) INDEBTEDNESS AND CONTINGENT OBLIGATIONS. SCHEDULE 6.1(U) is a complete and correct listing of all Indebtedness and Contingent Obligations of the Borrower and its Subsidiaries in excess of $5,000,000.

         (v) LITIGATION. Except as set forth on SCHEDULE 6.1(V), there are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, except for actions, suits or proceedings that, if adversely determined, could, individually or in the aggregate, not reasonably be expected to result in a Material Adverse Effect.

         (w) ABSENCE OF DEFAULTS. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any judgment, decree or order by which the Borrower or its Subsidiaries or any of their respective properties may be bound or which would require the Borrower or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

         (x) REPRESENTATIONS AND WARRANTIES FROM OTHER DOCUMENTS. As of the Closing Date, each of the representations and warranties made in the Recapitalization Documents by the Borrower and, to the Borrower's knowledge, by each other Person party thereto is true and correct in all respects.

         (y) CORPORATE STRUCTURE; PROXY STATEMENT. After giving effect to the transactions contemplated by the Recapitalization Documents, the ownership, capital, partnership, tax, organizational and legal structure (including limited partnership agreements and management) of the Borrower, Parent, the General Partner and the Rabbi Trust shall be as set forth in the Proxy Statement and the information set forth in the Proxy Statement with respect to the Borrower, the Parent, the General Partner and the Rabbi Trust Company, does not as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading.

         (z) SENIOR NOTE AGREEMENT. Attached hereto as EXHIBIT I is a true and correct copy of the Senior Note Agreement. Except as set forth in EXHIBIT I, there have been no amendments to the Senior Note Agreement and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default with respect to the Borrower exists.

         (aa) YEAR 2000 COMPLIANCE. The Borrower and its Subsidiaries have initiated a review and assessment of all areas within any of their business and that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis. Based on the foregoing, the Borrower and its Subsidiaries believe that all computer applications that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

         (bb) ACCURACY AND COMPLETENESS OF INFORMATION. All written information, reports and other papers and data produced by or on behalf of the Borrower or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects. No document furnished or written statement made to the Administrative Agent or the Lenders by the Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or its Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. The Borrower is not aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as the Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


                                   ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in SECTION 14.11, the Borrower will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on SCHEDULE 1, or such other office as may be designated by the Administrative Agent and Lenders from time to time:

         SECTION 7.1     FINANCIAL STATEMENTS.

         (a) QUARTERLY FINANCIAL STATEMENTS. As soon as practicable and in any event within fifty (50) days after the end of each of the first three fiscal quarters, an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

         (b) ANNUAL FINANCIAL STATEMENTS. As soon as practicable and in any event within ninety-five (95) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and audited by PricewaterhouseCoopers LLP or other independent certified public accountants reasonably acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.

         SECTION 7.2 OFFICER'S COMPLIANCE CERTIFICATE. At each time financial statements are delivered pursuant to SECTIONS 7.1(A) or (B), a certificate of the chief financial officer or the treasurer of the Borrower in the form of EXHIBIT F attached hereto (an "OFFICER'S COMPLIANCE CERTIFICATE").

         SECTION 7.3     OTHER REPORTS.

         (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;

         (b) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the General Partner, the Parent, the Borrower or any Subsidiary with the Securities and Exchange Commission or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to the holders of Common Unit, as the case may be;

         (c) concurrently with any delivery of any statement, report, certificate or other material under Section 5A of the Senior Note Agreement that has not otherwise been delivered to the Lenders, a copy of each such statement, report, certificate or other material, which shall in the case of officers' and accountants' certificates be addressed to the Lenders and provide the analogous information and certifications in respect of the Loan Documents;

         (d) written notice of any action or decision by the Board of Supervisors of the Parent to change the amount of the Minimum Quarterly

Distribution or not to pay all or any portion of the Minimum Quarterly Distribution, which notice shall be delivered within three (3) Business Days after such action or decision; and

         (e) such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

         SECTION 7.4 NOTICE OF LITIGATION AND OTHER MATTERS. Prompt (but in no event later than ten (10) days after an officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

         (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

         (b) any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental and Safety Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

         (c) any labor controversy that has resulted in a strike or other work action against the Borrower or any Subsidiary thereof that could reasonably be expected to have a Material Adverse Effect;

         (d)  any   attachment,   judgment,   lien,   levy  or  order  exceeding
$10,000,000 that may be assessed against the Borrower or any Subsidiary thereof;

         (e)  any Default, Event of Default or Senior Note Default;

         (f)  any  event  which makes  any of the  representations set  forth in
SECTION 6.1 inaccurate in any respect;

         (g) any other development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect; and

         (h) any notice received under or in connection with the Mellon Note Purchase Agreement or any event, known to the Borrower, which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any of the Mellon Note Documents.

         SECTION 7.5 ACCURACY OF INFORMATION. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this

Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Borrower's knowledge thereof.


                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         Until the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in SECTION 14.11, the Borrower will, and will cause each of its Subsidiaries to:

         SECTION 8.1     EXISTENCE; BUSINESSES AND PROPERTIES.

                  (i) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and qualify and remain qualified as a foreign entity in each jurisdiction in which the failure to do so would have a Material Adverse Effect, except as otherwise permitted by
SECTION 10.5.

                  (ii) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needed and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 8.2 INSURANCE. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with similarly situated companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon in, about or in connection with the use of any properties owned occupied or controlled by it and maintain such other insurance as may be required by Applicable Law; PROVIDED, HOWEVER, that nothing in this SECTION 8.2 shall preclude the Borrower or any Subsidiary from being self-insured to the extent customary with similarly situated companies in the same or similar businesses.

         SECTION 8.3 TAXES. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, would give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and adequate reserves in respect thereof shall be maintained in accordance with GAAP.

         SECTION 8.4 EMPLOYEE BENEFITS. Comply in all material respects with the applicable provisions of ERISA and the Code and furnish to the Administrative Agent as soon as possible after, and in any event within 10 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

         SECTION 8.5 ACCESS TO PREMISES AND RECORDS; CONFIDENTIALITY. Maintain financial records in accordance with GAAP, and upon reasonable notice permit representatives of the Lenders to have access to such financial records and the premises of the Borrower or any Subsidiary at reasonable times and to make such excerpts from such records as such representatives deem necessary in connection with their evaluation of the Borrower's ability to repay the Loans or any Subsidiary's ability to perform its obligations under the Guarantee Agreement. Each Lender agrees to keep all information obtained by it pursuant to this Section 8.5 and all other non-public information delivered to it by the Borrower or any Subsidiary pursuant to this Agreement confidential except to the extent that (i) disclosure is made, subject to this confidentiality agreement, to Affiliates, officers, directors, employees, agents and representatives of such Lender or to the Administrative Agent or any other Lender, (ii) disclosure of such information is made pursuant to applicable law, regulations, subpoena, judicial process or the like or at the request of any regulatory authority to which it is subject or to its counsel or auditors or in any legal proceeding arising out of this Agreement, (iii) such information is or becomes publicly available other than by such Lender's breach of this SECTION 8.5, (iv) disclosure is made to an actual or prospective assignee or participant pursuant to SECTION 14.10 or (v) such information becomes available to such Lender from a third party which, by making such information available, has not, to such Lender's knowledge, breached any obligation of confidentiality it may owe.

         SECTION 8.6 COMPLIANCE WITH LAWS. Comply with all applicable laws, rules and regulations, and all orders of any Governmental Authority, applicable to it or any of its property, business, operations or transactions (including ERISA and all Environmental and Safety Laws), except where the failure so to comply could not reasonably be expected to result in a Material Adverse Effect, and provide prompt written notice to the Lenders following the receipt of any notice of any violation of any such laws, rules, regulations or orders from any Governmental Authority charged with enforcing the same where such violation could reasonably be expected to result in a Material Adverse Effect.

         SECTION 8.7 ADDITIONAL GUARANTORS. Notify the Administrative Agent if at any time the Borrower or any Subsidiary determines to acquire or form any Person which would upon such acquisition or formation constitute a Subsidiary and to cause any such newly acquired or formed Subsidiary to become a guarantor under the Guarantee Agreement by the execution of documentation reasonably satisfactory to the Administrative Agent immediately upon such acquisition or formation.

         SECTION 8.8 USE OF PROCEEDS. Use the proceeds of (a) the Revolving Credit Loans for working capital and general partnership purposes of the Borrower and its Subsidiaries, including, without limitation, (i) payment of fees and expenses incurred in connection with the Recapitalization, in an aggregate amount not to exceed $7,500,000, (ii) to finance Restricted Payments to the Parent (and related pro rata Restricted Payments to the General Partner) to enable the Parent to pay the Minimum Quarterly Distribution and reasonable expenses of the Parent as set forth in Section 10.6(b) and (iii) to make required payments under the Mellon Documents to the extent permitted under
Section 10.13 and (b) the Acquisition Loans to finance Permitted Business Acquisitions.

         SECTION 8.9 PARTNERSHIP DOCUMENTS. Perform and comply with, and cause each of the General Partner and the Parent to perform and comply in all material respects with all its obligations under each of the Partnership Documents to which it is a parry and enforce and cause each of the General Partner and the Parent to enforce, in all material respects, each such Partnership Document against each other party thereto.

         SECTION 8.10 COMPLIANCE WITH ENVIRONMENTAL AND SAFETY LAWS. Comply, and use reasonable efforts to cause all lessees and other Persons occupying its properties to comply, in all material respects with all Environmental and Safety Laws and environmental permits applicable to its operations and properties; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any necessary remedial action in accordance with Environmental and Safety Laws; PROVIDED, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any remedial action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained under GAAP with respect to such circumstances.

         SECTION 8.11 PREPARATION OF ENVIRONMENTAL REPORTS. If a Default caused by reason of a breach of SECTIONS 6.1(H) or 8.10 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to Lenders within forty-five (45) days after such request, at the expense of the Borrower, an environmental site assessment report for the properties which are the subject of such Default prepared by an environmental consulting firm acceptable to the Administrative Agent and consented to by the Borrower (which consent shall not be unreasonably withheld or delayed), indicating the presence or absence of hazardous materials and the estimated cost of any compliance or remedial action in connection with such properties.

         SECTION 8.12 CORPORATE IDENTITY. Do or cause to be done (or refrain from doing or causing to be done, as the case may be) all things necessary to ensure that the separate legal identity of the Borrower will at all times be respected and that neither the Borrower nor any of its Subsidiaries will be liable for any obligations, contractual or otherwise, of the General Partner, the Parent or any other entity in which the General Partner or the Parent owns any equity interest, except as permitted under SECTION 10.6(B) or SECTION 10.7. Without limiting the foregoing, the Borrower will (a) observe, and cause the General Partner and the Parent to observe, all requirements, procedures and formalities necessary or advisable in order that the Borrower will for all purposes be considered a validly existing partnership separate and distinct from the General Partner, the Parent and their other subsidiaries, (b) not permit any commingling of the assets of the General Partner, the Parent or any of their other subsidiaries with assets of the Borrower or any Subsidiary which would prevent the assets of the General Partner, the Parent or any of their subsidiaries from being readily distinguished from the assets of the Borrower and its Subsidiaries and (c) take reasonable and customary actions to ensure that creditors of the General Partner, the Parent and their other subsidiaries are aware that each such Person is an entity separate and distinct from the Borrower and its Subsidiaries.

         SECTION 8.13 FEDERAL RESERVE REGULATIONS. In the event the Borrower or any Subsidiary shall use any proceeds of Loans to acquire or carry any Margin Stock, the Borrower will not at any time thereafter permit more than 25% of the value of the assets of the Borrower and its Subsidiaries subject to the provisions of SECTION 10.2 or 10.5 to be Margin Stock.

         SECTION 8.14 AVAILABLE CASH RESERVES. Maintain an amount of cash reserves that is necessary or appropriate in the reasonable discretion of the Board of Supervisors of the Borrower to (i) provide for the proper conduct of the business of the Borrower and its Subsidiaries (including reserves for future capital expenditures) subsequent to such quarter, (ii) comply with applicable law or any loan agreement (including, but not limited to, this Agreement), security agreement, mortgage, debt instrument or other agreement or obligation to which the Borrower or any, Subsidiary is a party or by which it is bound or its assets are subject and (iii) provide funds for distributions to partners of the Parent and the General Partner in respect of any one or more of the next four quarters; PROVIDED that the Board of Supervisors need not establish cash reserves pursuant to clause (iii) if the effect of such reserves would be that the Parent is unable to distribute the Minimum Quarterly Distribution on the Common Units with respect to such quarter; and PROVIDED, FURTHER, that disbursements made or cash reserves established, increased or reduced after the end of any quarter but on or before the date of determination of Available Cash with respect to such quarter shall be deemed to have been made, established, increased or reduced for purposes of determining Available Cash, within such quarter if the Board of Supervisors of the Company so determines. In addition, without limitation or duplication of the foregoing, Available Cash for any fiscal quarter shall reflect an amount of cash reserves equal to the reserves required pursuant to the last sentence of the definition of "Available Cash".

         SECTION 8.15 FURTHER ASSURANCES. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes and the other Loan Documents.

         SECTION 8.16 YEAR 2000 COMPATIBILITY. Take all action reasonably necessary to ensure that the computer-based systems of the Borrower and its Subsidiaries are able to operate and process effectively data that includes dates on and after January 1, 2000. At the request of the Administrative Agent, the Borrower shall provide reasonable assurances satisfactory to the Administrative Agent of the Borrower's Year 2000 compatibility.

         SECTION 8.17 COMMODITY HEDGING POLICY. The Borrower shall not amend the Borrower's commodity hedging policy previously approved by the Lenders in any manner that increases the risk exposure of the Borrower (including, without limitation, any increase of the limits thereunder) without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld.


                                   ARTICLE IX

                               FINANCIAL COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in SECTION 14.11, the Borrower and its Subsidiaries on a Consolidated basis will not:

         SECTION 9.1 INTEREST COVERAGE RATIO. Permit the ratio of EBITDA to Interest Expense as of the end of any fiscal quarter for the four-quarter-period ending as of such date to be less than 2.50 to 1.00.

         SECTION 9.2     LEVERAGE RATIO.   Permit the Leverage  Ratio as of  the
end of any fiscal quarter to be greater than 5.10 to 1.00.

         SECTION 9.3     ADJUSTED  CONSOLIDATED  NET  WORTH.    Permit  Adjusted
Consolidated Net Worth at any time to be less than $50,000,000.


                                    ARTICLE X

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees with each Lender that, from and after the Closing Date so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of its Subsidiaries to:

         SECTION 10.1 INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, except:

         (a) Indebtedness for borrowed money existing on the date hereof in an aggregate principal amount not in excess of $100,000;

         (b)  Indebtedness created hereunder and under the other Loan Documents;

         (c) in the case of the Guarantors, the Guarantees under the Guarantee Agreement and the Senior Note Agreement;

         (d) in the case of the Borrower, the Senior Notes and Refinancing Notes in an aggregate principal amount not in excess of the aggregate principal amount of the Senior Notes redeemed using the net proceeds of such Refinancing Notes; PROVIDED that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Refinancing Notes shall be issued (and no Indebtedness shall be incurred under any Refinancing Note Agreement) unless: (i) concurrently with the issuance of any Refinancing Notes, Senior Notes in a principal amount equal to the principal amount of such Refinancing Notes shall have been redeemed and canceled, at a price not in excess of 100% of the principal amount thereof (plus any premium in respect of such redemption to the extent paid with the proceeds of the contemporaneous issuance of Common Units of the Parent), (ii) the terms of the Refinancing Notes and the Refinancing Note Agreement shall be reasonably satisfactory to the Required Lenders (PROVIDED, HOWEVER, that the terms of the Refinancing Notes and the Refinancing Note
Agreement shall be deemed to be satisfactory to the Required Lenders if the Refinancing Notes are issued with substantially the same terms as the Senior Notes (other than any changes thereto that are not adverse in any respect to the interests of the Lenders)), (iii) the interest rate of the Refinancing Notes shall be a fixed, non-increasing interest rate per annum not in excess of the rate payable in respect of the Senior Notes, payable on a principal amount of the Refinancing Notes not in excess of the gross proceeds of the sale thereof and interest on the Refinancing Notes shall be payable not more frequently than interest is payable on the Senior Notes and (iv) the Refinancing Notes shall mature not earlier than the maturity date of the Senior Notes and shall not have a shorter weighted average maturity than the Senior Notes;

         (e) Indebtedness of the Borrower arising out of the Mellon Note Purchase Agreement as in effect on the date hereof;

         (f) Indebtedness of the Borrower and its Subsidiaries for standby letters of credit relating to obligations described in Sections 10.1(h) and (i), below, in an aggregate amount at any time not to exceed $35,000,000, exclusive of any stand by Letters of Credit issued by the Issuing Lender pursuant to the terms of this Agreement;

         (g) Indebtedness of the Borrower or any Wholly-Owned Subsidiary to any Subsidiary or the Borrower, as the case may be;

         (h) Indebtedness of the Borrower and its Subsidiaries owed to any Person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such Person;

         (i)  Indebtedness  of the  Borrower or its  Subsidiaries  in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

         (j) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED that such Indebtedness is extinguished within two (2) Business Days of its incurrence;

         (k) Indebtedness of a Subsidiary acquired after the date hereof and Indebtedness of a corporation merged or consolidated with or into the Borrower or any Subsidiary after the date hereof, which Indebtedness in each case exists at the time of such acquisition, merger, consolidation or conversion into a Subsidiary and is not created in contemplation of such event and where such acquisition, merger or consolidation is otherwise permitted by this Agreement; PROVIDED that the aggregate principal amount of Indebtedness under this paragraph (k) shall not at any time exceed $5,000,000;

         (l) Indebtedness incurred, issued or assumed by the Borrower (i) to finance the acquisitions, improvements or repairs (to the extent such improvements and repairs may be capitalized on the books of the Borrower in accordance with GAAP) of, or additions to, the property and assets of the Borrower, or (ii) to replace, extend, renew, refund or refinance any such Indebtedness; PROVIDED that:

                  (i) the aggregate principal amount of Indebtedness incurred in connection with any such replacement, extension, renewal, refunding or refinancing shall not exceed the outstanding principal amount of Indebtedness so replaced, extended, renewed, refunded or refinanced;

                  (ii) the aggregate principal amount of Indebtedness incurred under this clause (l) and outstanding at any time shall not exceed (A)
$25,000,000 plus (B) an amount equal to the aggregate net proceeds received by the Borrower as consideration for the issuance by the Borrower of additional partnership interests or as a capital contribution in each case for the purpose of financing such acquisitions, improvements, repairs or additions less (C) any amount of excess proceeds used to permanently reduce the Commitments pursuant to
SECTION 4.5;

                  (iii) such Indebtedness is secured by a Lien on the property or assets so acquired, improved or repaired and does not include a negative pledge on any other assets of the Borrower or its Subsidiaries;

         (m) obligations described under clause (j) of the definition of "Indebtedness" in an aggregate stated amount at any time outstanding, not in excess of $5,000,000;

         (n) obligations under Commodity Hedging Agreements respecting actual volumes of propane inventory of the Borrower incurred in accordance with the Borrower's commodity hedging policy, previously approved by the Lenders; and

         (o) other unsecured Indebtedness of the Borrower in an aggregate principal amount at any time outstanding not in excess of $5,000,000; PROVIDED, HOWEVER, that no Indebtedness may be incurred, created, assumed or permitted to exist if such insurance, creation, assumption or existence would violate the provisions of the Senior Note Agreement or any Refinancing Note Agreement at the time in effect.

         SECTION 10.2 LIENS. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or any income or revenues or rights in respect or any thereof, or sell or transfer any account receivable or any right in respect thereof, except:

         (a) Liens on property or assets of the Borrower existing on the date hereof and set forth in SCHEDULE 10.2; PROVIDED that such Liens shall secure only those obligations that they secure on the date hereof and shall not apply to any other property or assets of the Borrower or any Subsidiary;

         (b)  any Lien arising  as a result  of a  transaction  permitted  under
SECTION 10.5(E).

         (c) any Lien existing on any property or asset of the Borrower or any Subsidiary prior to the acquisition thereof by the Borrower or any Subsidiary securing Indebtedness permitted by SECTION 10.1(J); PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition and
(ii) such Lien does not apply to any other property or asset of the Borrower or any Subsidiary;

         (d) Liens (other than any Lien imposed by ERISA) incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions, retiree health benefits and other social security benefits and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;

         (e) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations surety, customs and appeal bonds and other obligations of a like nature, incurred as an incident to and in the ordinary course of business;

         (f) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings as to which the Borrower or a Subsidiary, as the case may be, shall have, to the extent required by GAAP, set aside on its books adequate reserves;

         (g) Liens securing the payment of taxes, assessments and governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate legal or administrative proceedings and as to which the Borrower or a Subsidiary, as the case may be, shall have, to the extent required by GAAP, set aside on its books adequate reserves;

         (h) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

         (i) Liens on the property or assets of any Subsidiary in favor of the Borrower or any other Wholly-Owned Subsidiary;

         (j) extensions, renewals and replacements of Liens referred to in paragraphs (a) through (i) of this SECTION 10.2; PROVIDED that any such extension, renewal or replacement Lien shall be limited to the property or assets (or improvements thereon) covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced;

         (k) attachment or judgment Liens not giving rise to an Event of Default and which are being contested in good faith by appropriate proceedings;

         (l) leases or subleases of equipment to customers that do not materially interfere with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

         (m) Liens consisting of interests of lessors under Capital Leases permitted hereunder;

         (n) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of property acquired or constructed by the Borrower or a Subsidiary after the date hereof; PROVIDED, that (i) any such Lien shall be confined solely to the item or items of such property (or improvement therein) so acquired or constructed and, if required by the terms of the instrument creating such Lien, other property (or improvement thereon) which is an improvement to such acquired or constructed property, (ii) any such Lien shall be created contemporaneously with, or within ten (10) Business Days after, the acquisition or construction of such property, and (iii) such Lien does not exceed an amount equal to 85% (100% in the case of Capital Leases) of the fair market value of such assets (as determined in good faith by the Board of Supervisors of the Borrower) at the time of acquisition thereof;

         (o)  Liens securing Indebtedness permitted by SECTION 10.1(L); and

         (p) Liens securing Indebtedness (including interests of lessors under Capital Leases) permitted by SECTION 10.1, so long as immediately after giving effect thereto, the aggregate amount of the Indebtedness secured by such Liens shall not exceed 2.5% of Total Assets (as defined in the Senior Note Agreement).

Notwithstanding the foregoing, the Borrower will not, and will not permit any Subsidiary to, create, assume or incur any Lien upon or with respect to any of its proprietary software developed by or on behalf of the Borrower or its Affiliates and necessary and useful for the conduct of the Business.

         SECTION 10.3 SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, in an aggregate amount not to exceed $25,000,000; PROVIDED that the Designated Net Proceeds thereof shall be applied as a prepayment of the Acquisition Loans and/or reduction of the Acquisition Commitment as required pursuant to SECTION 4.2(E) and 4.5(B).

         SECTION 10.4 INVESTMENTS, LOANS AND ADVANCES. Directly or indirectly purchase or own any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations of any Person, or make any other Investment, except:

         (a) Investments (i) arising out of loans and advances to employees incurred in the ordinary course of business, (ii) arising out of extensions of trade credit or advances to third parties in the ordinary course of business and
(iii) acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

         (b) Guarantees that constitute Indebtedness to the extent permitted by SECTIONS 9.2, 9.3 and 10.1 and other Guarantees that are not Guarantees of Indebtedness and are undertaken in the ordinary course of business;

         (c)  Investments in (collectively, "CASH EQUIVALENTS")

                  (i) marketable obligations issued or unconditionally guaranteed by the United States of America, or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year or less from the date of acquisition thereof;

                  (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc.;

                  (iii) commercial paper maturing no more than 270 days from the date of creation thereof and having as at the date of acquisition thereof one of the two highest ratings obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc.;

                  (iv) certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia or Canada or issued by the United States branch of any commercial bank organized under the laws of any country in Western Europe or Japan, with capital and stockholders' equity of at least $500,000,000 (or the equivalent in the currency of such country), (A) the commercial paper or other short term unsecured debt obligations of which are as at such date rated either A-2 or better (or comparably if the rating system is changed) by Standard & Poor's Rating Group or Prime-2 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. or (B) the long-term debt obligations of which are as at such date rated either A or better (or comparably if the rating system is changed) by Standard & Poor's Rating Group or A-2 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. ("PERMITTED BANKS");

                  (v) Eurodollar time deposits having a maturity of less than 270 days from the date of acquisition thereof purchased directly from any Permitted Bank;

                  (vi)  bankers'   acceptances  eligible  for  rediscount  under
requirements of The Board of Governors of the Federal Reserve System and accepted by Permitted Banks;

                  (vii) to the extent permitted under the Senior Note Agreement, money market funds having assets of not less than $500,000,000; and

                  (viii)obligations  of the type described in clauses (i), (ii),
(iii), (iv) or (v) above purchased from a securities dealer designated as a "primary dealer" by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than fourteen (14) days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Borrower or a Subsidiary by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question;

         (d) liabilities with respect to any Hedging Agreements or Commodities Hedging Agreements;

         (e)  investments made by a Subsidiary in the Borrower; and

         (f) the investment existing on the Closing Date of the Borrower in The Dixie Pipeline Company (a Delaware corporation).

         SECTION 10.5 MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of, or any division or line of business of, any other Person, except that this SECTION 10.5 shall not prohibit;

         (a) the purchase and sale of inventory in the ordinary course of business by the Borrower or any Subsidiary or the acquisition of facilities and equipment in the ordinary course of business;

         (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) the merger of any Subsidiary into the Borrower in a transaction in which the Borrower is the surviving Person, or the merger or consolidation of any Subsidiary with and into any other Wholly-Owned domestic Subsidiary, in each case in a transaction in which no Person other than the Borrower or a Subsidiary receives any consideration; and (ii) the merger of any other Person with and into the Borrower or a Subsidiary if the Borrower or such Subsidiary is the surviving entity and after giving effect to such transaction (A) the Consolidated Net Worth of the Borrower and its Subsidiaries shall be not less than the Consolidated Net Worth of the Borrower and its Subsidiaries immediate, prior to such transaction, (B) substantially all the assets and business of the Borrower and its Subsidiaries shall be located in the United States and (C) the Borrower and its Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such transaction, with the covenants contained in Article IX recomputed as of the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries as if such transaction had occurred on the first day of each relevant period for testing such compliance, and the Borrower shall have delivered to the Administrative Agent an officer's certificate to such effect, together with all relevant financial information and calculations demonstrating such compliance;

         (c)  Permitted Business Acquisitions and other investments permitted by
SECTION 10.4;

         (d) sales, leases or other dispositions of equipment or real property of the Borrower or its Subsidiaries determined by the Board of Supervisors of the Borrower or senior management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or its Subsidiaries; PROVIDED that the Designated Net Proceeds shall be applied as a prepayment of the Acquisition Loans and/or reduction of the Acquisition Commitment as required pursuant to SECTION 4.2(E) and SECTION 4.5(B); and

         (e)  sales, leases or other  dispositions of property for consideration
(i) at least 80% of which consists of cash and the remainder of which consists of investments permitted under SECTION 10.4 or (ii) consisting of cash and one or more Permitted Business Acquisitions which the Board of Supervisors of the Borrower shall have determined, as evidenced by a resolution thereof, have in the aggregate a fair market value not less than the fair market value of the property being sold, leased or otherwise disposed of; PROVIDED that the Designated Net Proceeds shall be applied as a prepayment of the Acquisition Loans and/or reduction of the Acquisition Commitment as required pursuant to
SECTION 4.2(E) and SECTION 4.5(B); PROVIDED, FURTHER, that (i) no issuance of the Capital Stock (or of any warrant, right or option to purchase or otherwise acquire any such Capital Stock or any security convertible into or exchangeable for any such Capital Stock) of any Subsidiary may be made to any Person other than the Borrower or a Wholly-Owned domestic Subsidiary except for the purpose of qualifying directors or in satisfaction of pre-emptive rights of holders of minority interests which are triggered by an issuance of Capital Stock to the Borrower or any Wholly-Owned domestic Subsidiary and (ii) no sale may be made of the Capital Stock (or of any warrant, right or option to purchase or otherwise acquire any such Capital Stock or any security convertible into or exchangeable for any such Capital Stock) of any Subsidiary except in connection with a sale, transfer or other disposition in which (i) simultaneously with such sale, transfer or disposition, all the Capital Stock and Indebtedness of such Subsidiary at the time owned by the Borrower and any other Subsidiary shall be sold, transferred or disposed of as an entirety; (ii) in the case of any such transaction involving value of $1,000,000 or more, the Board of Supervisors of the Borrower shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of such Capital Stock and Indebtedness is in the best interests of the Borrower; (iii) such Capital Stock and Indebtedness are sold, transferred or otherwise disposed of to a Person for cash or other consideration that would constitute an investment permitted under
SECTION 10.4 and, in the case of any such transaction involving value of $1,000,000 or more, on terms reasonably determined by the Board of Supervisors of the Borrower to be adequate and satisfactory; (iv) the Subsidiary being disposed of shall not have any continuing investment in the Borrower or any other Subsidiary not being simultaneously disposed of; and (v) such sale, transfer or other disposition shall not otherwise be prohibited by this Agreement.

         SECTION 10.6 RESTRICTED PAYMENTS. Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except that
(a) the Borrower may declare or order, and make, pay or set apart, once during each fiscal quarter, a Restricted Payment in an amount not exceeding the sum of an amount to be distributed by the Parent to its partners promptly upon receipt from the Borrower plus an amount equal to the proportionate distribution from the Borrower to the General Partner in respect of such distribution, and (b) the Borrower may declare or order, and make, pay or set apart, Restricted Payments to the General Partner and the Parent to fund the payment by them of tax liabilities, legal, accounting and other professional fees and expenses, compensation, fees and expenses of the Elected Supervisors of the Parent (as defined in the Agreement of Limited of Partnership of the Parent) and indemnification of and contribution to all Persons entitled to indemnification or contribution under Section 8.14 of the Agreement of Limited Partnership of the Parent (as in effect on the Closing Date), any fees and expenses associated with registration statements filed with the Securities and Exchange Commission and subsequent ongoing public reporting requirements, and other liabilities, obligations or costs of the General Partner or the Parent in each case to the extent actually incurred by the General Partner or the Parent, as applicable, in connection with, arising from, or relating to the Business or the Parent's ownership of Capital Stock of the Borrower and its Subsidiaries; provided that
(i) the aggregate amount of Restricted Payments declared or ordered, or made, paid, or set apart in any fiscal quarter shall not exceed Available Cash for the immediately preceding fiscal quarter and (ii) no Default or Event of Default then exists and is continuing, or would be caused by such Restricted Payment, and the Borrower and it Subsidiaries shall be in compliance, on a pro forma basis, with the covenants contained in Article IX recomputed as of the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries as if such action had occurred on the first day of each relevant period for testing such compliance, and the Borrower shall have delivered to the Administrative Agent an officer's certificate to such effect, together with all relevant financial information and calculations demonstrating such compliance. The Borrower will comply with the reserve provisions required under the definition of Available Cash. The Borrower will not, in any event, directly or indirectly declare, order, pay or make any Restricted Payment except in cash.

The Borrower will not permit any Subsidiary to declare, order, pay or make any Restricted Payment or to set apart any sum or property for any such purpose other than to (i) the Borrower or any Wholly-Owned Subsidiary and (ii) so long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, all holders of Capital Stock of or other equity interests in such Subsidiary on a pro rata basis.

         SECTION 10.7 TRANSACTIONS WITH AFFILIATES. Sell or transfer any assets to, or purchase or acquire any assets from, or otherwise engage in any material transaction with, any Affiliate except upon fair and reasonable terms no less favorable to the Borrower or any Subsidiary than those that would prevail in an arm's-length transaction with a Person which was not an Affiliate and in a transaction entered into in the ordinary course of business and pursuant to the reasonable requirements at the time of the Borrower or such Subsidiary; PROVIDED that this SECTION 10.7 shall not apply to (a) Restricted Payments permitted under SECTION 10.6, (b) indemnification of and contribution to all Persons entitled to indemnification or contribution under Section 7.14 of the Agreement of Limited Partnership of the Borrower (as in effect on the Closing Date) to the extent such indemnification or contribution arises from business or activities in connection with the Business (including securities issuances in connection with funding the Business) or (c) transactions between the Borrower and any Wholly-Owned domestic Subsidiary, or between Wholly-Owned domestic Subsidiaries or between Wholly-Owned foreign Subsidiaries.

         SECTION 10.8 BUSINESS OF BORROWER AND SUBSIDIARIES. Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto, except to the extent resulting from any acquisition permitted under SECTION 10.5.

         SECTION 10.9    MATERIAL AGREEMENTS; TAX STATUS.

         (a) (i) Directly or indirectly, make any payment, retirement, repurchase or redemption on account of the principal of or directly or indirectly prepay or defease any Indebtedness prior to the stated maturity date of such Indebtedness (other than Indebtedness under the Loan Documents, Senior Notes redeemed with the proceeds of Refinancing Notes or as required under
Section 4C of the Senior Note Agreement as in effect on the Closing Date or any analogous provision under any Refinancing Note Agreement to the extent there is no increase in the amount required to be redeemed), (ii) make any payment or prepayment of any such Indebtedness that would violate the terms of this Agreement or of such Indebtedness, any agreement or document evidencing, related to or securing the payment or performance of such Indebtedness or any subordination agreement or provision applicable to such Indebtedness or (iii) pay in cash any amount in respect of any Indebtedness that may at the Borrower's option be paid in kind.

         (b) Amend or modify in any manner adverse to the Lenders, or grant any waiver or release under (if such action shall be adverse to the Lenders), any Recapitalization Document, any Partnership Document, the Senior Notes, the Senior Note Agreement, any Refinancing Notes or any Refinancing Note Agreement,
Section 9 of the Compensation  Deferral Plan, Sections 2 or 3 of the Rabbi Trust

Agreement, or terminate in any manner any Partnership Document, it being understood, without limitation, that no modification that reduces principal, interest or fees, premiums, make-wholes or penalty charges, or extends any scheduled or mandatory payment, prepayment or redemption of principal or interest, or makes less restrictive any agreement or waives any condition precedent or default, or entails the incurrence of additional Indebtedness by the Borrower under the Senior Notes, the Senior Note Agreement, any Refinancing Notes or any Refinancing Note Agreement shall be adverse to the Lenders for purposes of this Agreement; PROVIDED, that with respect to the incurrence of additional Indebtedness, subsequent to such additional Indebtedness, the Borrower shall remain in compliance with SECTIONS 9.1, 9.2, 9.3 and 10.11 and such additional Indebtedness shall be on terms and conditions no more restrictive  than  the  terms  and  conditions  contained  in  the  Senior  Note
Agreement.

         (c) Permit any Subsidiary to enter into any agreement or instrument that by its terms restricts the payment of dividends or the making of cash advances by such Subsidiary to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary, other than those set forth in the Loan Documents.

         (d) Permit the Parent or the Borrower to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for Federal income tax purposes.

         SECTION 10.10 LEASE OBLIGATIONS. Permit the aggregate obligations that are due and payable during any fiscal year of the Borrower and its Subsidiaries under leases (other than obligations under Capital Leases) to exceed $30,000,000 during such fiscal year.

         SECTION 10.11 PRIORITY INDEBTEDNESS. The Borrower will not permit Priority Indebtedness (as defined in the Senior Note Agreement) at any time to exceed 25% of Consolidated Net Worth (as defined in the Senior Note Agreement).

         SECTION 10.12 CERTAIN ACCOUNTING CHANGES. Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP.

         SECTION 10.13 MELLON NOTE PURCHASE. Make any payment of or set aside for payment any cash, property or securities pursuant to the Mellon Note Purchase Agreement except at such time as (a) no Default or Event of Default exists or would be caused thereby, (b) an Event of Default (as defined in the Mellon Loan Agreement) has occurred pursuant to Section 7.01(a), (h) or (i) of the Mellon Loan Agreement, and (c) (i) the Borrower has received a notice of exercise from the Lender (as defined in the Mellon Note Purchase Agreement) of its right to require the Borrower to purchase the Mellon Note thereunder or (ii) the Borrower desires to purchase the Mellon Note and the Required Lenders have consented in writing in advance to such purchase.

         SECTION 10.14 RESTRICTIVE AGREEMENTS. Enter into any Indebtedness which contains any covenants (including, without limitation, a negative pledge on assets) more restrictive than the provisions of Articles VIII, IX and X.

                                   ARTICLE XI

                                     CONSENT

         SECTION 11.1 CONSENTS AND WAIVERS. The Administrative Agent and the Lenders, by the execution of this Agreement, consent to and waive any Default or Event of Default resulting from the following:

         (a) CHANGE IN OWNERSHIP. The Change in Ownership (as such term is used and defined in the Existing Credit Agreement) caused by (i) the replacement of the Previous General Partner by the General Partner and (ii) the removal of the Qualified Owner (as defined in the Existing Credit Agreement).

         (b) AMENDMENTS TO PARTNERSHIP AGREEMENTS AND SENIOR NOTE AGREEMENT. The amendment to the Partnership Agreements and the Senior Note Agreement, in each case as described in the Proxy Statement and each in the form as provided to the Administrative Agent.

         (c) TERMINATION OF THE DISTRIBUTION SUPPORT AGREEMENT. The termination of the Distribution Support Agreement dated as of March 5, 1996 by and among the Previous General Partner, the Parent and Millennium America, Inc., formerly known as Hanson America, Inc.

         (d) MELLON NOTE PURCHASE AGREEMENT. The incurrence of the Indebtedness arising under the Mellon Note Purchase Agreement.

         SECTION 11.2 EFFECT OF CONSENTS AND WAIVERS. Except as expressly amended hereby, this Agreement and the Loan Documents shall be and remain in full force and effect. The consents and waivers granted herein are specific and limited and shall not constitute a modification, acceptance or waiver of any other provision of or Default under this Agreement, the Loan Documents or any other document or instrument entered into in connection herewith or therewith or a future modification, acceptance or waiver of the provisions set forth herein and therein (except to the extent necessary to give effect to the specific consents and waivers set forth herein).


                                   ARTICLE XII

                              DEFAULT AND REMEDIES

         SECTION 12.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) DEFAULT IN PAYMENT OF PRINCIPAL OF LOANS AND REIMBURSEMENT OBLIGATIONS. The Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) OTHER PAYMENT DEFAULT. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for three (3) Business Days.

         (c) MISREPRESENTATION. Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries under this Agreement, the Recapitalization Documents, any Loan Document or any amendment hereto or thereto, shall prove to have been incorrect or misleading in any material respect when made or deemed made.

         (d) DEFAULT IN PERFORMANCE OF CERTAIN COVENANTS. The Borrower shall default in the performance or observance of any covenant or agreement contained in SECTION 7.1, 7.2, 7.4(E) or Articles IX or X of this Agreement.

         (e)  DEFAULT IN  PERFORMANCE  OF OTHER  COVENANTS  AND CONDITIONS.  The
Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this SECTION 12.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent.

         (f) INDEBTEDNESS CROSS-DEFAULT. The Borrower or any of its Subsidiaries shall (i) default in the payment of any Indebtedness (other than that evidenced by the Notes or any Reimbursement Obligation; but including, without limitation, the Indebtedness evidenced by the Senior Notes or any Refinancing Notes), the aggregate outstanding amount of which Indebtedness is in excess of $10,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than that evidenced by the Notes or any Reimbursement Obligation; but including, without limitation, the Indebtedness evidenced by the Senior Notes or any Refinancing Notes) the aggregate outstanding amount of which Indebtedness is in excess of $10,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired).

         (g) OTHER CROSS-DEFAULTS. The Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any material contract or agreement unless, but only as long as, the existence of any such default is being contested by the Borrower or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Subsidiary to the extent required by GAAP.

         (h)  CHANGE IN OWNERSHIP. A Change in Ownership shall occur.

         (i) VOLUNTARY BANKRUPTCY PROCEEDING. The Borrower or any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (j) INVOLUNTARY BANKRUPTCY PROCEEDING. A case or other proceeding shall be commenced against the Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (k) FAILURE OF AGREEMENTS. Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on the Borrower or any Subsidiary party thereto or any such Person shall so state in writing, other than in accordance with the express terms hereof or thereof.

         (l) ERISA EVENT. The occurrence of any ERISA Event that, when taken together with all other ERISA Events that have occurred, results in or could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $10,000,000.

         (m) JUDGMENT. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $10,000,000 in any Fiscal Year shall be entered against the Borrower or any of its Subsidiaries by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.

         SECTION 12.2 REMEDIES. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

         (a) ACCELERATION; TERMINATION OF CREDIT FACILITIES. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan

Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facilities and any right of the Borrower to request borrowings or Letters of Credit thereunder; PROVIDED, that upon the occurrence of an Event of Default specified in SECTION 12.1(I) or
(j), the Credit Facilities shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

         (b) LETTERS OF CREDIT. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to SECTION 12.2(A), require the Borrower at such time to deposit in a cash collateral account with the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

         (c)  RIGHTS OF COLLECTION.   Exercise  on behalf of the  Lenders all of
its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

         SECTION 12.3 RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                  ARTICLE XIII

                            THE ADMINISTRATIVE AGENT

         SECTION 13.1 APPOINTMENT. Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. Any reference to the
Administrative Agent in this Article XIII shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.

         SECTION 13.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

         SECTION 13.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

         SECTION 13.4 RELIANCE BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with SECTION 14.10. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 13.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, when expressly required hereby, all the Lenders); PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

         SECTION 13.6 NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative

Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans and issue or participate in Letter of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

         SECTION 13.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this SECTION 13.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 13.8 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         SECTION 13.9 RESIGNATION OF THE ADMINISTRATIVE AGENT; SUCCESSOR ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty

(30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor
Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this SECTION 13.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         SECTION 13.10 DOCUMENTATION AGENT. The Documentation Agent shall have no liabilities, duties or responsibilities arising under this Agreement other than those imposed upon it in its capacity as a Lender.


                                   ARTICLE XIV

                                  MISCELLANEOUS

         SECTION 14.1    NOTICES.

         (a) METHOD OF COMMUNICATION. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) ADDRESSES FOR NOTICES. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to the Borrower:      Suburban Propane, L.P.
                                  One Suburban Plaza
                                  240 Route 10 West
                                  P.O. Box 206
                                  Whippany, New Jersey 07981-0206
                                  Attention:  Robert M. Plante
                                  Telephone No.:  973-503-9110
                                  Telecopy No.:  973-503-9041

         With copies to:          Weil, Gotshal & Manges LLP
                                  767 Fifth Avenue
                                  New York, New York 10153
                                  Attention:  Marsha E. Simms, Esq.
                                  Telephone No.:  212-310-8116
                                  Telecopy No.:  212-310-8007

         If to First Union as     First Union National Bank
          Administrative Agent:   One First Union Center, TW-4
                                  301 South College Street
                                  Charlotte, North Carolina 28288-0608
                                  Attention:  Syndication Agency Services
                                  Telephone No.: 704-383-0281
                                  Telecopy No.: 704-383-0288

         With copies to:          Kennedy Covington Lobdell & Hickman, L.L.P.
                                  NationsBank Corporate Center
                                  Suite 4200
                                  100 North Tryon Street
                                  Charlotte, North Carolina 28202-4006
                                  Attention:  J. Donnell Lassiter
                                  Telephone No.:  704-331-7444
                                  Telecopy No.:  704-331-7598

         If to any Lender:        To the Address set forth on SCHEDULE 1 hereto.

         (c) ADMINISTRATIVE AGENT'S OFFICE. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

         SECTION 14.2 EXPENSES; INDEMNITY. The Borrower will (a) pay all out-of-pocket expenses of the Administrative Agent in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and
(ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all out-of-pocket expenses of the Administrative Agent and the Lenders in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facilities, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 14.3 SET-OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with SECTION 14.10 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by
SECTION 12.2 and although such Obligations shall be contingent or unmatured. Notwithstanding the preceding sentence, each Lender agrees to notify the Borrower and the Administrative Agent after any such set-off and application; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

         SECTION 14.4 GOVERNING LAW. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of New York.

         SECTION 14.5 CONSENT TO JURISDICTION. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in New York County, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in SECTION 14.1. Nothing in this SECTION 14.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

         SECTION 14.6    BINDING ARBITRATION; WAIVER OF JURY TRIAL.

         (a) BINDING ARBITRATION. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("DISPUTES"), between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "ARBITRATION RULES") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in New York, New York. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one-hundred twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted, or, if no such judge is available, a retired judge, with substantial appellate experience, from any appellate court of general jurisdiction, state or federal, of such state. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

         (b) JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR
OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         (c) PRESERVATION OF CERTAIN REMEDIES. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief (including, without limitation, pursuant to SECTION 14.8), sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         SECTION 14.7 REVERSAL OF PAYMENTS. To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

         SECTION 14.8    INJUNCTIVE RELIEF; PUNITIVE DAMAGES.

         (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         (b) The Administrative Agent, the Lenders and the Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

         (c) The parties agree that they shall not have a remedy of punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         SECTION 14.9 ACCOUNTING MATTERS. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Required Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         SECTION 14.10   SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

         (a) BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) ASSIGNMENT BY LENDERS. Each Lender may, with the consent of the Administrative Agent and the Borrower, which consents shall not be unreasonably withheld and not required of the Borrower upon the occurrence and continuation of a Default or Event of Default, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); PROVIDED that:

                  (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

                  (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000;

                  (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of EXHIBIT G attached hereto (an "ASSIGNMENT AND ACCEPTANCE"), together with any Note or Notes subject to such assignment;

                  (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state;

                  (v) no consent of the Borrower or the Administrative Agent shall be required for an assignment to an Affiliate or Subsidiary of the assigning Lender; and

                  (vi) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; PROVIDED that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) RIGHTS AND DUTIES UPON ASSIGNMENT. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

         (d) REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) ISSUANCE OF NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of EXHIBIT G:

                  (i)   accept such Assignment and Acceptance;

                  (ii)  record   the   information   contained  therein  in  the
Register;

                  (iii) give prompt notice thereof to the Lenders and the Borrower; and

                  (iv)  promptly   deliver   a   copy  of  such  Assignment  and
Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

         (f) PARTICIPATIONS. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); PROVIDED that:

                  (i) each such participation shall be in an amount not less than $5,000,000;

                  (ii)  such   Lender's   obligations   under   this   Agreement
(including, without limitation, its Commitment) shall remain unchanged;

                  (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                  (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

                  (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                  (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

                  (vii) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

         (g) DISCLOSURE OF INFORMATION; CONFIDENTIALITY. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrower obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; provided, that the Administrative Agent may disclose information relating to this Agreement to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications and provided further, that the Administrative Agent and Lenders may disclose any such information to the extent such disclosure is required by law or requested by any regulatory authority. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this
SECTION 14.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

         (h) CERTAIN PLEDGES OR ASSIGNMENTS. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

         SECTION 14.11 AMENDMENTS, WAIVERS AND CONSENTS. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; PROVIDED, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit (including without limitation pursuant to SECTION 3.5), (b) reduce or forgive the principal amount of any Loan or Reimbursement Obligation, (c) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan, (d) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation or any fee or commission with respect thereto, (e)
permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (f) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Borrower's rights and obligations hereunder, (g) terminate or cancel any Guarantee Agreement or release any Guarantor from its obligations under a Guarantee Agreement or (h) amend the provisions of SECTION 14.10(A), this SECTION 14.11 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of (a) Article XIII shall be made without the written consent of the Administrative Agent and (b)
Article III without the written consent of the Issuing Lender.

         SECTION 14.12 PERFORMANCE OF DUTIES. The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

         SECTION 14.13 ALL POWERS COUPLED WITH INTEREST. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facilities have not been terminated.

         SECTION 14.14 SURVIVAL OF INDEMNITIES. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIV and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

         SECTION 14.15 TITLES AND CAPTIONS. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 14.16 SEVERABILITY OF PROVISIONS. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 14.17 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 14.18 TERM OF AGREEMENT. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

         SECTION 14.19   INCONSISTENCIES  WITH  OTHER   DOCUMENTS;   INDEPENDENT
EFFECT OF COVENANTS.

         (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control.

         (b) The Borrower expressly acknowledges and agrees that each covenant contained in Articles VIII, IX or X shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII, IX or X if, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VIII, IX or X.


                           [Signature pages to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

                                           SUBURBAN PROPANE, L.P.


                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                           FIRST UNION NATIONAL BANK,
                                           as  Administrative  Agent, as Lender,
                                           as  Swingline  Lender  and as Issuing
                                           Lender


                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                           THE BANK OF NEW YORK,
                                           as  Documentation Agent and as Lender


                                            By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                           THE FIRST NATIONAL BANK OF CHICAGO


                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                           ABN AMRO BANK N.V.


                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                           CREDIT LYONNAIS NEW YORK BRANCH


                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                TABLE OF CONTENTS
                                                                           PAGE


ARTICLE I  DEFINITIONS......................................................1
  SECTION 1.1   Definitions.................................................1
  SECTION 1.2   General.....................................................21
  SECTION 1.3   Other Definitions and Provisions............................21


ARTICLE II  THE CREDIT FACILITIES...........................................22
  SECTION 2.1   Revolving Credit Loans......................................22
  SECTION 2.2   Swingline Loans.............................................23
  SECTION 2.3   Liquidity Loans.............................................24
  SECTION 2.4   Acquisition Loans...........................................24


ARTICLE III  LETTER OF CREDIT FACILITY......................................25
  SECTION 3.1   L/C Commitment..............................................25
  SECTION 3.2   Procedure for Issuance of Letters of Credit.................25
  SECTION 3.3   Commissions and Other Charges...............................26
  SECTION 3.4   L/C Participations..........................................26
  SECTION 3.5   Reimbursement Obligation of the Borrower....................27
  SECTION 3.6   Obligations Absolute........................................28


ARTICLE IV  GENERAL LOAN PROVISIONS.........................................28
  SECTION 4.1   Procedure for Advances of Loans.............................28
  SECTION 4.2   Repayment of Loans..........................................29
  SECTION 4.3   Notes.......................................................30
  SECTION 4.4   Limitations on Incurrence of Extensions of Credit...........31
  SECTION 4.5   Permanent Reduction of the Revolving Credit Commitment
                and the Acquisition Commitment..............................32
  SECTION 4.6   Termination of Credit Facilities............................33
  SECTION 4.7   Interest....................................................33
  SECTION 4.8   Notice and Manner of Conversion or Continuation of Loans....35
  SECTION 4.9   Fees........................................................36
  SECTION 4.10  Manner of Payment...........................................36
  SECTION 4.11  Crediting of Payments and Proceeds..........................36
  SECTION 4.12  Adjustments.................................................37
  SECTION 4.13  Nature of Obligations of Lenders Regarding Extensions
                of Credit; Assumption by the Administrative Agent...........37

  SECTION 4.14  Changed Circumstances.......................................38
  SECTION 4.15  Indemnity...................................................39
  SECTION 4.16  Capital Requirements........................................40
  SECTION 4.17  Taxes.......................................................40
  SECTION 4.18  Duty to Mitigate; Assignment of Commitments Under
                Certain Circumstances.......................................42


ARTICLE V  CLOSING; CONDITIONS OF CLOSING AND BORROWING.....................42
  SECTION 5.1   Closing.....................................................42
  SECTION 5.2   Conditions to Closing and Initial Extensions of Credit......43
  SECTION 5.3   Conditions to All Extensions of Credit......................46


ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF THE BORROWER..................46
  SECTION 6.1   Representations and Warranties..............................46
  SECTION 6.2   Survival of Representations and Warranties, Etc.............53


ARTICLE VII  FINANCIAL INFORMATION AND NOTICES..............................53
  SECTION 7.1   Financial Statements........................................53
  SECTION 7.2   Officer's Compliance Certificate............................54
  SECTION 7.3   Other Reports...............................................54
  SECTION 7.4   Notice of Litigation and Other Matters......................55
  SECTION 7.5   Accuracy of Information.....................................55


ARTICLE VIII  AFFIRMATIVE COVENANTS.........................................56
  SECTION 8.1   Existence; Businesses and Properties........................56
  SECTION 8.2   Insurance...................................................56
  SECTION 8.3   Taxes.......................................................56
  SECTION 8.4   Employee Benefits...........................................57
  SECTION 8.5   Access to Premises and Records; Confidentiality.............57
  SECTION 8.6   Compliance with Laws........................................57
  SECTION 8.7   Additional Guarantors.......................................57
  SECTION 8.8   Use of Proceeds.............................................58
  SECTION 8.9   Partnership Documents.......................................58
  SECTION 8.10  Compliance with Environmental and Safety Laws...............58
  SECTION 8.11  Preparation of Environmental Reports........................58
  SECTION 8.12  Corporate Identity..........................................58
  SECTION 8.13  Federal Reserve Regulations.................................59
  SECTION 8.14  Available Cash Reserves.....................................59
  SECTION 8.15  Further Assurances..........................................59
  SECTION 8.16  Year 2000 Compatibility.....................................59
  SECTION 8.17  Commodity Hedging Policy....................................60


ARTICLE IX  FINANCIAL COVENANTS.............................................60
  SECTION 9.1   Interest Coverage Ratio.....................................60
  SECTION 9.2   Leverage Ratio..............................................60

  SECTION 9.3   Adjusted Consolidated Net Worth.............................60


ARTICLE X  NEGATIVE COVENANTS...............................................60
  SECTION 10.1  Indebtedness................................................60
  SECTION 10.2  Liens.......................................................63
  SECTION 10.3  Sale and Lease-Back Transactions............................65
  SECTION 10.4  Investments, Loans and Advances.............................65
  SECTION 10.5  Mergers, Consolidations, Sales of Assets and Acquisitions...66
  SECTION 10.6  Restricted Payments.........................................68
  SECTION 10.7  Transactions with Affiliates................................69
  SECTION 10.8  Business of Borrower and Subsidiaries.......................69
  SECTION 10.9  Material Agreements; Tax Status.............................69
  SECTION 10.10 Lease Obligations...........................................70
  SECTION 10.11 Priority Indebtedness.......................................70
  SECTION 10.12 Certain Accounting Changes..................................70
  SECTION 10.13 Mellon Note Purchase........................................70
  SECTION 10.14 Restrictive Agreements......................................70


ARTICLE XI  CONSENT.........................................................71
  SECTION 11.1  Consents and Waivers........................................71
  SECTION 11.2  Effect of Consents and Waivers..............................71


ARTICLE XII  DEFAULT AND REMEDIES...........................................71
  SECTION 12.1  Events of Default...........................................71
  SECTION 12.2  Remedies....................................................73
  SECTION 12.3  Rights and Remedies Cumulative; Non-Waiver; etc.............74


ARTICLE XIII  THE ADMINISTRATIVE AGENT......................................75
  SECTION 13.1  Appointment.................................................75
  SECTION 13.2  Delegation of Duties........................................75
  SECTION 13.3  Exculpatory Provisions......................................75
  SECTION 13.4  Reliance by the Administrative Agent........................75
  SECTION 13.5  Notice of Default...........................................76
  SECTION 13.6  Non-Reliance on the Administrative Agent and Other Lenders..76
  SECTION 13.7  Indemnification.............................................77
  SECTION 13.8  The Administrative Agent in Its Individual Capacity.........77
  SECTION 13.9  Resignation of the Administrative Agent; Successor
                Administrative Agent........................................77
  SECTION 13.10 Documentation Agent.........................................78


ARTICLE XIV  MISCELLANEOUS..................................................78
  SECTION 14.1  Notices.....................................................78
  SECTION 14.2  Expenses; Indemnity.........................................79
  SECTION 14.3  Set-off.....................................................80
  SECTION 14.4  Governing Law...............................................80

  SECTION 14.5  Consent to Jurisdiction.....................................80
  SECTION 14.6  Binding Arbitration; Waiver of Jury Trial...................81
  SECTION 14.7  Reversal of Payments........................................82
  SECTION 14.8  Injunctive Relief; Punitive Damages.........................82
  SECTION 14.9  Accounting Matters..........................................82
  SECTION 14.10 Successors and Assigns; Participations......................83
  SECTION 14.11 Amendments, Waivers and Consents............................86
  SECTION 14.12 Performance of Duties.......................................86
  SECTION 14.13 All Powers Coupled with Interest............................86
  SECTION 14.14 Survival of Indemnities.....................................86
  SECTION 14.15 Titles and Captions.........................................87
  SECTION 14.16 Severability of Provisions..................................87
  SECTION 14.17 Counterparts................................................87
  SECTION 14.18 Term of Agreement...........................................87
  SECTION 14.19 Inconsistencies with Other Documents; Independent
                Effect of Covenants.........................................87

EXHIBITS

Exhibit A-1    -   ........Form of Revolving Credit Note
Exhibit A-2    -   ........Form of Acquisition Note
Exhibit A-3    -   ........Form of Swingline Note
Exhibit B      -   ........Form of Notice of Borrowing
Exhibit C      -   ........Form of Notice of Account Designation
Exhibit D      -   ........Form of Notice of Prepayment
Exhibit E      -   ........Form of Notice of Conversion/Continuation
Exhibit F      -   ........Form of Officer's Compliance Certificate
Exhibit G      -   ........Form of Assignment and Acceptance
Exhibit H      -   ........Form of Amended and Restated Guarantee Agreement
Exhibit I      -   ........Senior Note Agreement





SCHEDULES

Schedule 1         -    .......Lenders and Commitments
Schedule 6.1(a)    -    .......Jurisdictions of Organization and Qualification
Schedule 6.1(b)    -    .......Subsidiaries and Capitalization
Schedule 6.1(m)    -    .......Contingent Obligations
Schedule 6.1(n)    -    .......Employee Relations
Schedule 6.1(u)    -    .......Indebtedness and Contingent Obligations
Schedule 6.1(v)    -    .......Litigation
Schedule 10.2      -    .......Existing Liens